                     RII INVESTMENT CORP.

                     THE PARTIES NAMED IN PART 1 OF THE FIRST SCHEDULE HERETO

                     ENTERPRISE IRELAND

                     REUNION INDUSTRIES INC.

                             - and -

                     TINTARENT LIMITED





                           SHARE PURCHASE AGREEMENT
                           ========================

                      (Data Packaging Holdings Limited)












                                  LK SHIELDS
                                  Solicitors
                           39/40 Upper Mount Street
                                   Dublin 2
                         (1578-001/CM/LD/Share3C.doc)

                              TABLE OF CONTENTS

Clause 1  - Interpretation
Clause 2  - Conditions Precedent
Clause 3  - Share Purchase And Sale
Clause 4  - Deferred Consideration
Clause 5  - Warranties And Undertakings
Clause 6  - Indemnity
Clause 7  - Completion Accounts
Clause 8  - Business Until Completion
Clause 9  - Further Covenants
Clause 10 - Completion
Clause 11 - General Provisions

SCHEDULES

Schedule 1  The Managers

Schedule 2  Shareholdings

Schedule 3  Deferred Consideration

Schedule 4  Warranties

Part I      - General Warranties
Part II     - Accounts
Part III    - Finance
Part IV     - Assets
Part V      - Properties
Part VI     - Trading and Contracts
Part VII    - Employees
Part VIII   - Corporate & General
Part IX     - Taxation Warranties

Schedule 5  Property of the Companies

Part I      - Land and Buildings
Part II     - Particulars of Title and Occupation of Property
Part III/IV - Tenancies & Lettings

Schedule 6  The Companies

Schedule 7 Particulars of the Directors and Secretary of each of the Companies

Schedule 8  Management Accounts


Agreed Form Documents

Tax Deed
Service Agreements

THIS AGREEMENT is made on                                    , 2000

BETWEEN:     RII INVESTMENT CORP.
             having its principal place of business
             at 300 Delaware Avenue, Suite 900, Wilmington Delaware, 19801, United States of America
             (hereinafter called the "RII")

             THE PARTIES NAMED IN PART 1 OF THE
             FIRST SCHEDULE HERETO
             (hereinafter together referred to as the "Managers")

             ENTERPRISE IRELAND
             having its registered office at Wilton Park House, Wilton Place, Dublin 2

             REUNION INDUSTRIES INC.
             having its principal place of business
             at 11 Stanwix Street, Suite 1400, Pittsburgh, Pennsylvania 15222,

             United States of America
             (hereunder referred to as "Reunion")

                             - and -

             TINTARENT LIMITED
             having its registered office
             at Deloitte and Touche House Earlsfort Terrace Dublin 2 (hereinafter referred to as the "Purchaser")

WHEREAS:-

A. Data Packaging Holdings Limited (hereinafter called the "Company") is a limited company incorporated in Ireland on 15 February, 1997 under registration number 261477 and now has an authorised share capital of IR 100,000 divided into 590,000 Ordinary Shares of IR 0.10 pence each, and 410,000 3% Preference Shares of IR 0.10 pence of which 15,710 Ordinary Shares have been issued and are fully paid up and 410,000 3% Preference Shares have been issued and are fully paid up.

B. The Vendors (as hereinafter defined) are the registered and beneficial owners of the entire issued share capital of the Company in the proportions set out in the Second Schedule hereto such share capital being registered in the manner set forth therein.

C. The Purchaser has agreed to purchase and the Vendors have agreed to sell the entire shareholding of ordinary shares in the Company upon and subject to the terms and conditions hereinafter contained.

D. Reunion has entered into this Agreement for the purposes hereinafter appearing.

E. Each of the Companies listed in the Sixth Schedule hereto is a subsidiary of the Company, owned as to the proportion of its issued share capital set opposite its name therein.

NOW IT IS HEREBY AGREED that in consideration of the mutual covenants conditions agreements warranties and payments hereinafter set forth or provided for the parties hereto respectively covenant with each other as follows:

1.       INTERPRETATION
         --------------

1.1      Definitions
         -----------

         In this Agreement the following expressions shall unless the context otherwise requires have the following meanings:

         (a)     "Accounting Date", 31st December 1999.

         (b) "Accounts", both or either of them the audited consolidated balance sheet and consolidated profit and loss account of the Companies as at the Accounting Date and shall include the directors' and auditors' reports thereon and any notes thereto together with all documents which are required by law to be attached thereto.

         (c) "BES Scheme", the investment made by the Tenth ICC BES Fund under the scheme for investment in corporate trades pursuant to an agreement dated 12 November, 1997 between the Company, Erin Executor & Trustee Company Limited, ICC BES Managers Limited and Others.

         (d)     "Board", the Board of Directors of the Company.

         (e) "Business", the manufacture and distribution of injection moulded thermoplastics components as currently carried on.

         (f)     "Business Day", a full working week-day in Dublin.

         (g) "Claim", means any claim by the Purchaser against any of the parties under an indemnity in this Agreement which for the purpose of this Agreement includes a claim for breach of the Warranties.

         (h) "Companies", the Company and each of the Companies listed in the Sixth Schedule hereto and the expression "Group" shall be construed accordingly and the term "Company' shall where the context permits include any company in the Group

         (i) "Completion", completion of the purchase and sale provided for in this Agreement in accordance with the provisions of Section 10.0.

         (j) "Completion Accounts", the accounts agreed or deemed to be agreed in accordance with Section 7.0.

         (k) "Completion Date", the date of Completion of this Agreement in accordance with Section 10.0.

         (l) "Confidential Information", all information not at present in the public domain used in or otherwise relating to the Business, customers or financial or other affairs of the Company including, without limitation, information relating to:

                 (a) the marketing of any products or services including, without limitation, customer names and lists and any other details of customers, sales targets, sales statistics, market share statistics, price, market research reports and surveys, and advertising or other promotional materials; and

                 (b) future projects, business development or planning, commercial relationships and negotiations.

         (m) "Consideration", the consideration payable for the Shares as set out in Clause 3.2(a).

         (n) "Deferred Consideration" means the amount payable, if at all, to RII and Enterprise Ireland by the Purchaser under Clause 4 and the Third Schedule Part I.

         (o)     "Disclosure Letter", the letter referred to in Clause 5.2.

         (p) "EBITDA", earnings before interest and tax, depreciation and amortisation.

         (q)     "Encumbrance"

                 (i)     any option or right to acquire or right to restrict;

                 (ii) any mortgage, charge, assignment hypothecation, pledge, lien, or security interest or arrangement of whatsoever nature.

         (r) "EURIBOR", the rate of the offered quotation for deposits in Euros for a period comparable to the given period which appears on the display designated pages 248 and 249 on the Telerate Service (or such other page or service as may replace it for the purpose of displaying the interest rates offered in the Euro-zone Interbank Market for deposit is in Euros) at or about 11 am. (Brussels time) on the first day of the given period.

         (s) "Exchange Rate", shall be the exchange rate as indicated in the Wall Street Journal unless stated to be otherwise in this Agreement.

         (t) "External Indebtedness/Cash Balance", The total of all indebtedness in the nature of borrowings of each Company in the Group as at the Completion Date ("External Indebtedness") including, without limitation,
(1) any such borrowings in the nature of finance leases (not being operating leases); (2) the amount payable to ICC BES Managers and/or Erin Executor & Trustee Co. Limited in connection with the repurchase of the shares held by Erin Executor & Trustee Co. Limited in Barnmead Limited; (3) any prepayments of management fees by Data Packaging Limited to any member of the Reunion Group; (4) any unpaid capital duty including penalties on the issue of and the redemption price of all preference shares registered in the name of Enterprise Ireland (provided that no corresponding downwards adjustment is made to the Cash Balance (as hereinafter defined) by reason of the redemption of the preference shares) (5) an amount (not to exceed IR 18,000) equal to the sum of the bank financing costs of the Purchaser in borrowing an amount equivalent to the Promissory Notes (including accrued interest) and the increased stamp duty payable in relation thereto with indebtedness to be expressed as a positive number for the purposes of this Agreement less the sum of (A) any cash, cash in hand or on deposit at bank as shown in the cash book balance or otherwise reflected in the books of the Company as at Completion plus (B) the amount of funds, if any, paid by Data Packaging Limited prior to Completion for the purchase of 2 DEMAG Injection Moulding Presses to the extent that such payments are required to be made prior to Completion ("Cash Balance"). In determining the External Indebtedness/Cash Balance no account shall be taken of inter company funding liabilities between companies in the Group or the obligation of RII to pay or receipt by Data Packaging Limited of the monies due in respect of the Promissory Notes.

         (u) "Grant Agreements", (i) the grant agreements dated 10th April, 1989 between Industrial Development Authority, Data Packaging Limited (Bermuda Corporation) and the Promoters (as defined therein); (ii) the grant agreement dated 31 October 1997 between Forbairt (now called Enterprise Ireland), Data Packaging (Ireland) Limited, Reunion and DPL Acquisition Corp.(now called RII), (iii) the Transfer Agreement dated 9th January, 1998 between Forbairt (now Enterprise Ireland) Data Packaging Limited and Barnmead Limited; (iv) the grant agreement dated 9 January, 1998 between RII, the Company, Enterprise Ireland and Reunion; (v) letter dated 30 August, 1995 from Enterprise Ireland to Data Packaging Limited, (vi) letter dated 19 September, 1996 from Enterprise Ireland to Data Packaging Limited, (vii) letter dated 13 January, 1997 from Enterprise Ireland to Data Packaging Limited, (viii) letter dated 22 July, 1998 from Enterprise Ireland to Data Packaging Limited, (ix) letter dated 17 November 1999 from Enterprise Ireland to Data Packaging Limited.

         (v) "Deed of Guarantee" the Deed of guarantee in the agreed form between Reunion and the Purchaser.

         (w) "Interest Rate" 2% above EURIBOR, such interest to be compounded at three monthly intervals (so that interest shall be paid on interest) and to accrue after as well as before judgement.

         (x)     Latest Completion Date 18th September, 2000.

         (y) "Legal Opinion" an opinion relating, inter alia, to the validity and enforceability of the Deed of Guarantee to be furnished on Completion in form reasonably satisfactory to the Purchaser.

         (z) "Management Accounts" the unaudited consolidated balance sheet of the Companies as at 30 April 2000 and unaudited consolidated profit and loss account of the Companies for the 4 month period ended on 30th April 2000 as set out in the Eighth Schedule.

         (aa) "Other Occupiers" means all past, present or future owners, tenants, licensees or other occupiers or users (lawful or unlawful) of the Properties but excluding the Purchaser and the Company.

         (bb) "Planning Acts", the Local Government (Planning & Development) Acts, 1963 - 1992 and the Building Control Act, 1990.

         (cc) "Properties", the property or properties of the Company short particulars whereof are set out in the Fifth Schedule hereto.

         (dd) "Provisional External Indebtedness/Cash Balance" means the amount as agreed or determined in accordance with Clause 2.4.

         (ee) "Promissory Notes", the Promissory Notes from DPL Acquisition Corporation to Data Packaging Limited dated 2nd December, 1999 and 19th May, 2000 in the principal amounts of IR 729,963 and IR 440,000 respectively.

         (ff) "Pro Rata" where such term is used in connection with the payment of consideration to RII or Enterprise Ireland (whether on Completion or as Deferred Consideration) shall mean as between those parties in the proportions in which each holds Ordinary Shares in the Company.

         (gg) "the Purchaser's Group" the Purchaser (which is a non-trading holding company) or a company which is a Subsidiary of the Purchaser from time to time, which for the avoidance of doubt includes Trend Technologies Europe Limited and shall also include the Group Companies on Completion.

         (hh) "Reunion Group" Reunion Industries Inc. and each Subsidiary for the time being and the term "Reunion Group" can mean any one thereof and for the avoidance of doubt shall exclude the Company and its subsidiaries, including without limitation, Data Packaging Limited an Irish registered company.

         (ii) "Service Agreements" the service agreements in agreed terms between each of the Managers and the Company in relation to their employment with the Purchaser.

         (jj) "Shares", the entire issued Ordinary Shares in the capital of the Company, together with all further and other shares which are issued hereafter and which are comprised in the issued share capital of the Company at Completion.

         (kk) "Subsidiary", a subsidiary company (as defined by Section 155 Companies Act, 1963).

         (ll) "Target Net Working Capital", means the current assets (where current assets comprise the aggregate of receivables (less provisions and any inter-company trade receivables prior to Completion), inventories (less provisions) and other current assets) expressed as a positive number, less current liabilities (where current liabilities comprise the aggregate of trade payables, customer deposits and accrued expenses and other current liabilities), other than the current portion of long term debt and other than amounts, if any, included in accounts payable prior to Completion for the purchase by Data Packaging Limited of 2 DEMAG Injection Moulding Presses.

         (mm) "Taxation", all forms of taxation howsoever and wheresoever arising and including:-

                 (i) within Ireland, income tax, corporation tax, stamp duty, capital duty, value added tax, residential property tax, dividend withholding tax, capital gains tax, petroleum revenue tax, customs duty, excise duty, pay-related social insurance and other similar contributions, PAYE, estate duty, rates, gift tax, inheritance tax or any other taxes levies, customs and other similar duties or imposts similar to, replaced by or replacing any of them, all costs, expenses, charges, surcharges properly payable to a revenue authority, whether by way of penalty or additional liability to tax, penalties and interest included in or relating to any tax assessment therefor; and

                 (ii) outside Ireland all taxes including (without limitation) taxes on gross or net income profits or gains, receipts, sales, use, occupation, franchise, value added, personal property and other taxes, levies, imposts, duties, charges or withholdings of any nature whatsoever and all penalties charges and interest included in or relating to any tax assessment therefor.

         (nn) "Tax Deed" the deed of tax covenant in the agreed form between RII, the Purchaser and the Company.

         (oo) "Taxation Warranties", the Warranties contained in Part IX of the Fourth Schedule hereto.

         (pp)    "Territory", the island of Ireland.

         (qq) "US$" and "Dollars", lawful currency for the time being of the United States of America.

         (rr) "the Vendors" the Parties named in the First Schedule Part I, RII and Enterprise Ireland.

         (ss) "Warranties", the undertakings, warranties and representations set forth in the Fourth Schedule hereto.

         (tt)    "Warrantor" RII.

         (uu) "IR " and "Irish Pounds", lawful currency for the time being of Ireland.

1.2      Construction
         ------------

         (a) Any reference to a document being "in the agreed form" shall mean that such document shall be in a form approved by each of the parties hereto and for the purpose of identification signed by or on behalf of the parties approving the same on or prior to the date hereof.

         (b) Any reference to any provision of any legislation shall include any modification re-enactment or extension thereof and shall also include any subordinate legislation made from time to time under such provisions. Any reference to any provision of any legislation unless the context clearly indicates to the contrary shall be a reference to legislation of Ireland.

         (c) Words such as "hereunder", "hereto", "hereof", and "herein" and other words commencing with "here" shall unless the context clearly indicates to the contrary refer to the whole of this Agreement and not to any particular Section or Clause thereof.

         (d) Save as otherwise provided herein any reference to a Section, Clause, paragraph or sub-paragraph shall be a reference to a Section, Clause paragraph or sub-paragraph (as the case may be) of this Agreement and any reference in a Clause to a paragraph or sub-paragraph shall be a reference to a paragraph or sub-paragraph of the Clause or paragraph in which the reference is contained unless it appears from the context that a reference to some other provision is intended.

         (e) The Schedules to this Agreement shall form part of this Agreement.

1.3      Headings and Captions
         ---------------------

         The Section headings and captions to the Clauses in this Agreement are inserted for convenience of reference only and shall not be considered a part of or affect the construction or interpretation of this Agreement.

1.4      Governing Law
         -------------

         This Agreement shall in all respects (including the formation thereof and performance thereunder) be governed by and construed in accordance with the laws of Ireland.


2.       CONDITIONS PRECEDENT
         --------------------

2.1      Purchaser's Conditions
         ----------------------

         Notwithstanding any other provision hereof but subject to Clause 2.3, the obligations of the Purchaser hereunder shall not arise until the conditions set forth in the succeeding paragraphs of this Clause shall have been fulfilled to the satisfaction of the Purchaser. RII and the Managers and Purchasers covenant with each other that they shall use all reasonable endeavours to procure (in so far as may lie within their power or procurement either individually or collectively) the completion of such matters on or before the date specified in Clause 10.1:-

         (a) the Purchaser shall have received all such consents and/or approvals of governmental and other agencies and regulatory bodies which it shall reasonably deem to be necessary or desirable in connection with the purchase of the Shares and such consents and/or approvals shall:-

                 (i) be received in terms to the reasonable satisfaction of the Purchaser; and

                 (ii)    remain in full force and effect on Completion.

         In particular, and without prejudice to the generality of the foregoing, the Purchaser on behalf of all of the other parties hereto and in co-operation with them, shall have notified the Minister for Enterprise, Trade and Employment of the transactions provided for herein, pursuant to the Mergers, Takeovers and (Control) Acts 1978 to 1996, the parties shall have responded to all queries raised by or on behalf of the said Minister and consequent thereon either:-

         A. the said Minister shall have informed the Purchaser that she has decided not to make an order under Section 9 of the said Act in relation to such transactions;

         B. the said Minister shall have made a conditional order permitting the said transactions on terms satisfactory to each of the parties and such conditions have been complied with in full; or

         C. the relevant period under Section 6 of the said Act shall have expired without the Minister having made any order.

         (b) RII and the Managers shall have fulfilled and performed all of the obligations which under the terms hereof they are or any of them is to have performed and fulfilled on or before or until Completion;

         (c) there shall have been full compliance with the Warranties and no circumstance shall have arisen which gives rise to an obligation to notify in accordance with Clause 5.3(b);

         (d) no substantial damage by fire or other hazard to the physical assets of the Companies shall have occurred prior to Completion;

         (e) there shall not have been instituted or threatened any legal proceedings seeking to prohibit the consummation of the transactions contemplated by this Agreement (or any agreement relating thereto) in accordance with its terms or to obtain damages with respect thereto;

         (f) no event or events shall have happened or occurred in relation to the businesses, assets, liabilities or prospects of the Companies which in the opinion of the Purchaser has resulted or is likely to result in any material adverse change in the business financial conditions, affairs or prospects of the Companies taken as a whole;

         (g) it shall have been established to the satisfaction of the Purchaser that the Companies have good and marketable title to all of the Properties and, without limitation, the transfer of the Properties from Data Packaging Limited (Bermuda) to Data Packaging Limited (Ireland) having been completed to the Purchaser's satisfaction;

         (h) the Purchaser shall have received all necessary consents and waivers from Enterprise Ireland, in respect of the sale of the Shares as contemplated by this Agreement and the continuation of grants previously received by the Companies in the Group in form satisfactory to the Purchaser;

         (i) the Purchaser shall have received consent from ICC Bank plc to the change of control effected by the sale of shares to the Purchaser in form satisfactory to the Purchaser;

         (j) it shall have been established to the satisfaction of the Purchaser that the outstanding preference shares in the Company have been fully and properly redeemed subject only to the condition of the purchase of the Shares being completed;

         (k) the Purchaser shall have received appropriate financing from funds managed by Doughty Hanson & Co. Limited and ICC Bank plc to purchase the entire issued share capital of the Company in accordance with this Agreement.

         (l) The Purchaser shall have received all necessary consents and waivers from the lenders under the Trend Technologies Inc. Credit Agreement and the Purchasers of the subordinated notes issued by Trend Holdings Inc.

         (m) that the members of all relevant companies in the Group shall have passed all necessary resolutions to approve security arrangements to be entered into with ICC Bank plc pursuant to Section 60(2) of the Companies Acts, 1963.

         (n) the Company has received clearance from the Revenue Commissioners in form acceptable to the Purchaser that Barnmead Limited will not lose its qualifying company status under the scheme for investment in corporate trades as a result of a change of control of the Company resulting from the proposed sale of shares to the Purchaser.

         (o) that the Vendors and the Purchaser are in a position to furnish all items required to be delivered by each of them respectively on Completion as set out in Clause 10.

         (p) the guarantee(s) by any member of the Reunion Group of any obligation of any Companies to Enterprise Ireland have been released and evidence of such release to the reasonable satisfaction of Reunion being produced.

         (q) the Provisional External Indebtedness/Cash Balance shall be agreed or otherwise determined in accordance with Clause 2.4.

2.2      Vendor's Conditions
         -------------------

         (a) Notwithstanding any other provision hereof but subject to Clause 2.3 the obligations of the Vendors hereunder shall not arise until the conditions in Clause 2.1 (a), (e), (o) and (p) shall have been fulfilled to the reasonable satisfaction of the Vendors.

         (b) Notwithstanding any other provision hereof but subject to clause 2.3 the obligations of Enterprise Ireland hereunder shall not arise until the following conditions have been satisfied:

                 (i) the redemption of 410,000 Redeemable Cumulative Preference Shares of IR 1 in the Company together with dividends up to the date of Completion;

                 (ii) Tintarent Limited underwriting all outstanding contingent grant liability in respect of the Grant Agreements in a form to be agreed;

                 (iii) appropriate consent from Enterprise Ireland pursuant to the Grant Agreements having issued.

2.3      Consequences of Non-Compliance
         ------------------------------

         (a) Subject to paragraph (b), (i) the Purchaser may unilaterally adjourn Completion from time to time by written notice to the Vendor given prior to the date then scheduled for Completion specifying the reason for the adjournment and the date to which adjourned, but only if and to the extent that the need for adjournment arises because any of the conditions to the obligations of the Purchaser contemplated by Clause 2.1 have not been satisfied and (ii) the Vendors may unilaterally adjourn Completion from time to time by written notice to the Purchaser given prior to the date then scheduled for Completion specifying the reason for the adjournment and the date to which adjourned, but only if and to the extent that the need for adjournment arises because any of the conditions to the obligations of the Vendors contemplated by Clause 2.2 (a) have not been satisfied and (iii) Enterprise Ireland may unilaterally adjourn Completion from time to time by written notice to the Purchaser and the other Vendors given prior to the date then scheduled for Completion specifying the reasons for adjournment and the date to which adjourned, but only if and to the extent that the need for adjournment arises because any of the conditions to the obligations of Enterprise Ireland contemplated by Clause 2.2 (b) have not been satisfied

         (b) If Completion shall not have occurred, by reason of the non-fulfilment of any of the conditions precedent in Clause 2.1 or Clause 2.2, on or prior to the Latest Completion Date, this Agreement shall thereupon lapse and cease to have effect but without prejudice to any rights of the Purchaser or the Vendors pursuant to this Section 2.0

         (c) The rights of the Purchaser and the Vendors pursuant to Clause 2.3(a) shall be additional and without prejudice to any other remedies available to the Purchaser or the Vendors at law or otherwise in respect of any non-fulfilment or non-performance of any conditions hereto and accordingly no such remedy shall be defeated or affected by the failure of the Purchaser or the Vendors to exercise any right of adjournment.

         (d) Any of the conditions set out in Clause 2.1 may be waived in whole or in part by the Purchaser without prejudice to its rights of adjournment or of rescission or other rights in the event of non-compliance with any other condition. Any such waiver shall be binding on the Purchaser only if it is in writing. The provisions of this clause 2.3(d) shall apply to the Vendors mutatis mutandis in relation to the conditions set out in Clause 2.2.

2.4 The Purchaser and RII shall jointly procure that as soon as practicable and in any event three Business Days prior to Completion the Purchaser and RII will agree on the Provisional External Indebtedness/Cash Balance. In the event of their being any disagreement between the Purchaser and RII the decision of the Purchaser shall prevail so long as such decision is reasonably based on and is consistent with the most recently available financial information in relation to the Companies.


3.       SHARE PURCHASE AND SALE
         -----------------------

3.1      Purchase and Sale
         -----------------

         Subject to Section 2.0, the Vendors shall sell and the Purchaser shall purchase the Shares free from any lien charge or encumbrance and together with all accrued benefits and rights for the consideration referred to in Clause 3.2(a) payable at the time or times and in the manner specified in Clause 3.2 (b) and (c). The Purchaser shall not be obliged to complete the purchase of any of the Shares unless the purchase of all of the Shares is completed simultaneously.

3.2      Consideration
         -------------

         (a) Subject to adjustment in accordance with Clause 7 and 10.5.2, the consideration payable in respect of the Shares shall be an amount of US$13,300,000 less the Provisional External Indebtedness/Cash Balance for the shareholding of RII and Enterprise Ireland Pro-Rata and US$1,200,000 for the shareholding of the Managers pro-rata to the Managers percentage ordinary shareholding in the Company in each case as set out in the Second Schedule (the "Consideration")

         (b) The Consideration payable in respect of the Shares shall be payable in cash on Completion.

         (c) The Vendors hereby authorise the Purchaser to pay all amounts of the consideration payable in respect of the Shares to Messrs. Arthur Cox (in immediately payable funds by telegraphic transfer to Arthur Cox client account) acting on their behalf. The receipt of such firm shall be sufficient evidence of payment and shall be a good discharge to the Purchaser. The Purchaser shall not be concerned as to the distribution of such monies to the Vendors.


4.       DEFERRED CONSIDERATION
         ----------------------

         The Deferred Consideration shall be determined and, subject to the provisions of Clauses 6.5 and 7.11, paid in accordance with the provisions of the Third Schedule Part I. The Deferred Consideration shall be additional consideration for the shareholdings of RII and Enterprise Ireland and shall be payable Pro Rata in accordance with the Third Schedule.


5.       WARRANTIES AND UNDERTAKINGS
         ---------------------------

5.1 In consideration of and as an inducement to the Purchaser entering into this Agreement, Enterprise Ireland and the Managers each severally warrants and represents to the Purchaser and its successors in title in relation to itself only that:

         (a) it has full power and authority to enter into and perform this Agreement;

         (b) there is no Encumbrance on, over or affecting its shareholding in the Company and there is no agreement or arrangement to give or create any Encumbrance and no claim has been made by any person to be entitled to any Encumbrance;

         (c) it is not a party to any other share sale agreement or share option agreement in relation to their shareholding in the Company;

         (d) it has full and unrestricted power and authority to transfer the legal and beneficial title to their entire shareholding in the Company and Purchaser or its designee.

         Enterprise Ireland and the Managers further warrant and undertake to and with the Purchaser and its successors in title that all of the warranties will be fulfilled down to and will be true and correct at Completion in all respects as if they has been entered into afresh at Completion with reference to the state of affairs as at that date and if after the execution hereof and prior to or at Completion any event shall occur which results or may result in any of the warranties being unfilled, untrue, misleading or incorrect at that date or at Completion in respect of it/their respective shareholding in the Company it/they (as the case may be) shall immediately notify the Purchaser thereof in writing.

5.2      Warranties and Undertakings
         ---------------------------

         The Warrantor undertakes with and warrants to the Purchaser and its successors in title in relation to the Companies in accordance with the terms set out in the Fourth Schedule hereto subject only to any exceptions fully and fairly disclosed (other than in respect of warranty number 85 and warranty 162 in the Fourth Schedule in respect of which no disclosure is deemed to be made) by the Warrantor in a letter of disclosure of even date herewith addressed to LK SHIELDS, Solicitors for the Purchaser. RII further acknowledges that the Purchaser has entered into this Agreement in reliance (inter alia) on the Warranties.

5.3      Period prior to Completion
         --------------------------

         The Warrantor further warrants and undertakes to and with the Purchaser and its successors in title that:

         (a) save as set out in Clause 5.2 all of the Warranties will be fulfilled down to and will be true and correct at Completion in all respects as if they had been entered into afresh at Completion with reference to the state of affairs as at that date; and

         (b) if after the execution hereof and prior to or at Completion any event shall occur which results or may result in any of the Warranties being unfulfilled, untrue, misleading or incorrect at that date or at Completion it shall immediately notify the Purchaser thereof in writing.

5.4      Effect of Completion
         --------------------

         The warranties in Clause 5.1 and the Warranties shall not in any respect be extinguished or affected by Completion and the benefits thereof may be assigned in whole or in part by the Purchaser.

5.5      Rights of Rescission
         --------------------

        (a) Without prejudice and in addition to the rights and remedies of the Purchaser under Section 2.0, if at any time up to Completion it shall be found that any of the warranties in Clause 5.1 and the Warranties have not been carried out or complied with or are otherwise untrue or incorrect in any way the Purchaser shall be entitled to rescind this Agreement, but failure to exercise this right shall not constitute a waiver of any other rights of the

Purchaser or its assigns arising out of any breach of warranty or undertaking.
         (b) Rescission of this Agreement shall not extinguish any right to damages to which the Purchaser or its assigns may be entitled in respect of any breach of this Agreement.

5.6 Each of the Warranties shall be construed separately and independently and shall not be limited or restricted by reference to or inference from any of the other Warranties or the Tax Deed.

5.7 Claims may be made by the Purchaser in respect of the warranties in Clause 5.1 and/or under the Warranties whether or not the Purchaser knew or could have discovered (whether by any investigation made by it on its behalf into the affairs of each Group Company or otherwise) prior to signing this Agreement that any of the Warranties have not been complied with or carried out or are otherwise untrue or misleading.

5.8 Notwithstanding any other provision of this Agreement, no limitation of any kind whatsoever shall apply in respect of any claim made hereunder against the Managers, Enterprise Ireland or the Warrantor if such claim arises from any fraudulent act or fraudulent omission or fraudulent misrepresentation of the Managers, Enterprise Ireland or the Warrantor made with the intention of deceiving the Purchaser.

5.9 The rights and remedies of the Purchaser in respect of a breach of any of the Warranties shall not be affected by the sale and purchase of the Shares.

5.10 Without prejudice to any other right or remedy of the Purchaser under this Agreement or otherwise all sums payable by the Warrantor under this Agreement shall bear interest at the Interest Rate from the date of claim until the date of payment (before as well as after judgement).

5.11 The liability of the Warrantor shall be limited in accordance with the following provisions of this clause:-

         5.11.1 no liability shall attach to the Warrantor unless the aggregate amount of all liabilities under the Warranties shall have exceeded the total sum of IR 100,000 whereupon the Warrantor shall be liable for the entire amount of such liabilities and not merely the excess; and

         5.11.2 the aggregate liability of the Warrantor under the Warranties in respect of all or any claims shall (with the exception of any claim on foot of a breach of warranty number 85 or warranty number 162 in the Fourth Schedule) be subject to an overall maximum liability of an amount equal to US$ 1,620,000. For this purpose in relation to any claim the Exchange Rate applicable on the date such Claim is made shall be used to determine the overall limit.

5.12 A claim against the Warrantor under the Warranties and/or the Tax Deed shall be barred unless written particulars thereof (containing reasonable details of the event or circumstance giving rise to the breach, the basis upon which the Purchaser is making a claim against the Warrantor and an estimate (where available) of the amount of the liability which may result) shall have been given to the Warrantor:

         5.12.1 in the case of a claim under Part IX of the Fourth Schedule or in the case of a claim under the Tax Deed before the seventh anniversary of the Completion Date (except in the case of fraud by the Warrantor which causes the Revenue Commissioners to re-open assessments in respect of the period up to Completion, in which case the limitation in respect of a claim against the Warrantors shall be extended to twenty years after the end of the accounting period of the Company next following Completion); or

         5.12.2 in the case of a claim in relation to any environmental Warranties in the Fourth Schedule or under Clause 6.1, before the fifth anniversary of the Completion Date; or

         5.12.3 in the case of any other claim under the Warranties before the second anniversary of the Completion Date.

5.13 The Warrantor shall not be liable in respect of a breach under the Taxation Warranties or the Tax Deed to the extent that adequate and specific provision or reserve was made for the matter giving rise to the claim in the Management Accounts or incurred in the ordinary course of the Companies' business since 30 April, 2000 until the Completion Date.

5.14 The Purchaser shall not be entitled to recover twice under the Warranties or the indemnities under this Agreement in respect of the same subject matter and shall not be entitled to recover twice under the Tax Deed in respect of any relevant claim or recover more than once in respect of the same subject matter under two or more separate Warranties or more than once in respect of any one relevant claim under the Tax Deed.

5.15 Nothing herein or in the Warranties, shall or shall be deemed to relieve the Purchaser of any common law duty to mitigate any loss or damage incurred by it.

5.16 If the Warrantor makes any payment by way of damages for breach of any of the Warranties and/or the Tax Deed and after the making of the relevant payment, an amount is recovered by any member of the Purchaser's Group from a third party a sum which would have reduced the liability of the Warrantor in respect of such breach the Purchaser shall, once it or the relevant member of the Purchaser's Group has received such sum, forthwith repay to the Warrantors so much of the recovered amount from the third party (less cost of recovery, interest or liability to Taxation) as does not exceed the sum paid by the Warrantor to the Purchaser.

5.17 Any payment by the Warrantor to the Purchaser pursuant to the Warranties or the Tax Deed shall be deemed to be a reduction of the consideration payable hereunder.

5.18 No liability shall arise on the part of the Warrantor in respect of any breach of any of the Warranties if and to the extent that:-

         (a) any such breach or claim occurs as a result of any legislation or other governmental regulation or alteration of the governmental regulation not in force at the date hereof which takes effect retrospectively or occurs or is increased as a result of any increase in the rates of taxation in force at the date hereof with retrospective effect;

         (b) any such breach or claim is attributable to any voluntary act, omission, transaction, event, default or arrangement of or carried out after the date hereof by any member of the Purchaser's Group or their respective successors in title and which the Purchaser knew would give rise to a claim hereunder save to the extent that such act, omission, transaction or arrangement was carried out as a result of a binding contract or commitment entered into on or prior to Completion;

         (c) any member of the Purchaser's Group receives a contribution against any loss or damage suffered by it arising out of such breach or claim under the terms of any insurance policy for the time being in force (less cost of recovery);

5.19 No breach or breaches of any of the Warranties, save as may be otherwise provided under this Agreement, or any covenant or undertaking contained herein shall give rise to any right on the part of the Purchaser to rescind this Agreement after Completion save for fraud or wilful concealment.

5.20 In the event that the Warrantor at any time after the date hereof shall wish to take out insurance against the Warrantor's liability hereunder the Purchaser undertakes to provide such information as the prospective insurer may reasonably require before effecting such insurance provided that first the insurer enters into a confidentiality agreement on terms satisfactory to the Purchaser.

5.21 To the extent costs and expenses are taken into account in the calculation of EBITDA (for the purpose of calculation of the Deferred Consideration in the Third Schedule) and the same costs or expenses are part of a Claim the Purchaser shall not, for the avoidance of doubt, be entitled to recover the same costs and expenses on foot of a Claim.

5.22 In no event shall the liability of each of the Vendors under this Agreement and/or the Tax Deed exceed the amounts receivable by each of them under this Agreement.


6.       INDEMNITY
         ---------

6.1 RII shall indemnify and keep indemnified the Purchaser and/or the Companies against any costs, expenses, awards, liabilities, damages, monies incurred directly or indirectly by the Purchaser and/or the Companies , in respect of or as a result of any loss or damage to the Environment (as hereinafter defined in schedule 4) or any breach of Environmental Legislation (as hereinafter defined in Schedule 4), arising from or during the occupation of the Properties by the Vendor or by the Company or by the Other Occupiers or otherwise prior to the Completion Date.

6.2 RII shall indemnify and keep indemnified the Purchaser and/or the Companies against any costs, expenses, awards, liabilities, damages, monies incurred by the Purchaser and/or the Companies directly or indirectly in respect of or as a result of any claims made by Enterprise Ireland under the Grant Agreements prior to or after Completion arising out of or in connection with any act, omission or other circumstance occurring or in existence at any time on or prior to Completion.

6.3 RII shall indemnify and keep indemnified the Purchaser and/or the Companies against any costs, expenses, awards, liabilities, damages, monies incurred by the Purchaser and/or the Companies directly or indirectly, whether occurring before or after Completion as a result of the winding up of Data Packaging Limited, a Bermudan registered company and subsidiary of the Company.

6.4 RII shall indemnify and keep indemnified the Purchaser and/or the Company against any costs, expenses, awards, liabilities, damages, monies incurred by the Purchaser and/or the Company directly or indirectly, whether occurring before or after Completion as a result of the registration in the Irish land registry of Data Packaging Limited, an Irish registered company, as the owner of the Property described in Part I of the Fifth Schedule.

6.5 The Purchaser shall be entitled on the provision of notice in writing to RII to withhold payment of any part of the Deferred Consideration payable to RII and Enterprise Ireland in the event that the Purchaser reasonably believes that it has a Claim. If the Purchaser has a Claim under this Agreement or a claim under the Tax Deed and at the time such claim arises the Deferred Consideration amount has been agreed the Purchaser shall firstly deduct the amount of such claim from the Deferred Consideration payable to RII and Enterprise Ireland Pro Rata and to the extent the Deferred Consideration does not satisfy the full amount of such claim, RII shall be required to pay the balance to the Purchaser.

6.6 If RII objects to the withholding of payment of all or any part of the Deferred Consideration, RII shall forthwith and in any case within seven Business Days of receipt of the notice referred to in Clause 6.5, send a notice to the Purchaser setting out the grounds for objecting to the withholding of payment of the Deferred Consideration. If the parties do not resolve the dispute within seven Business Days of the service of the notice under Clause 6.5, the matter shall be referred to an expert ("the Expert") of not less than ten year's experience in the field of commercial law appointed by RII and the Purchaser or failing which the President for the time being of the Institute of Chartered Accountants in Ireland for determination on the following basis:-

         6.6.1 the Expert shall be instructed to notify that RII and the Purchaser of the determination of any issue within ten Business Days of such referral;

         6.6.2 in making his determination the Expert shall act as expert and not as arbitrator and the rules relating to arbitration shall not apply and his decision as to the issue referred to him for determination shall be final and binding in all respects on the parties in the absence of manifest error; and

         6.6.3 the fees and expenses of the Expert shall be borne as he shall direct or failing such direction shall be borne as to 50% by the Purchaser and 50% by RII.

6.7 In the event that a claim is not brought against RII pursuant to the provisions of Clauses 6.2, 6.3 or 6.4 by 31 December 2007 then RII shall cease to have any further liability thereunder.

6.8 The liability of Enterprise Ireland pursuant to the terms of this Clause 6 shall be limited to its Pro Rata share of the Deferred Consideration and in the event that Enterprise Ireland receives payment of any amount of the

Deferred Consideration Enterprise Ireland shall have no further liability thereunder.


7.       COMPLETION ACCOUNTS AND EXTERNAL INDEBTEDNESS/CASH BALANCE
         ----------------------------------------------------------

7.1 As soon as reasonably practicable after the Completion Date and in any event within forty five Business Days of the Completion Date the Purchaser shall procure that the Company shall prepare a consolidated balance sheet of the Companies as at the Completion Date including appropriate notes thereto, and such accounts to be prepared in accordance with the following provisions of this Clause 7 (the "draft Completion Accounts")

7.2 The draft Completion Accounts shall be prepared on a consistent basis in accordance with the same accounting principles, methodologies bases and policies as have been applied in the Accounts and subject thereto in accordance with generally accepted accounting principles in Ireland.

7.3 No adjustment in the Consideration payable to RII and Enterprise Ireland pursuant to Clause 3.2 will be made in the Completion Accounts for External Indebtedness/Cash Balance to the extent it is dealt with in accordance with Clause 7.9.

7.4 Upon completion of the preparation of the draft Completion Accounts the Purchaser shall procure that the Company shall deliver a copy thereof to RII.

7.5 RII and the Purchaser shall review the draft Completion Accounts as soon as reasonably practicable after receipt of the same and RII shall have reasonable access to relevant information in the possession or control of the Purchaser to enable it to determine if it agrees with the draft Completion Accounts. RII and the Purchaser shall within fifteen Business Days of receipt of the draft Completion Accounts issue a report stating whether or not they agree with the draft Completion Accounts.

7.6 If each of RII and the Purchaser report within fifteen Business Days of receipt of the draft Completion Accounts that they agree the draft Completion Accounts then the draft Completion Accounts shall constitute the Completion Accounts for the purposes of this Agreement. If either the Purchaser, or RII report that there is disagreement with the draft Completion Accounts then the provisions of Clause 7.7 shall apply.

7.7 If any dispute arises between the Purchaser and RII as to any matter to be included in the draft Completion Accounts or as to any aspect of the draft Completion Accounts, either RII or the Purchaser shall within fifteen Business Days of receipt of the draft Completion Accounts give notice to the other party that a dispute exists ( a "Dispute Notice"). If the Purchaser and RII have not resolved the dispute within ten Business Days of the date of receipt of the Dispute Notice by the other party, the following provisions shall apply. Either RII or the Purchaser may refer the dispute to an independent firm of chartered accountants of international repute agreed by the parties, or in default of agreement shall immediately refer the dispute to an independent firm of chartered accountants nominated by the President for the time being of the Institute of Chartered Accountants in Ireland (the "Expert"), with a request that the Expert make a decision on the dispute within fifteen Business Days of receiving the reference. In any reference, the Expert shall act as an expert and not as an arbitrator. The decision of the Expert shall, in the absence of manifest error, be final and binding on both the Purchaser and RII and shall constitute the Completion Accounts. The Purchaser will procure that the Company will give all reasonable assistance to the expert to enable the Expert to resolve the dispute. The costs of the Expert shall be borne equally by on the one hand the Vendor, and on the other hand, the Purchaser, unless the Expert otherwise determines.

7.8 In the event the Completion Accounts (as agreed or determined in accordance with this Clause 7) contain a Target Net Working Capital amount less than IR 253,000 the Consideration paid to RII and Enterprise Ireland in accordance with Clause 3.1 shall be reduced by the amount of such shortfall but only if the shortfall exceeds US$4,000 whereupon RII and Enterprise Ireland shall pay Pro Rata the full amount of such shortfall to the Purchaser within fourteen days of demand having been made in writing by the Purchaser. For the avoidance of doubt where the difference is less than or equal to US$4,000, the Consideration paid to RII and Enterprise Ireland by the Purchaser shall not be reduced and no demand shall be made by the Purchaser for the repayment of any of the Consideration paid to RII and Enterprise Ireland in accordance with Clause 3.1. For the purposes of this Clause 7.8, the US Dollar to Irish Pound Exchange Rate shall be the Exchange Rate applicable on the day of Completion.

7.9
         7.9.1 Following, Completion, RII and the Purchaser shall endeavour in good faith to agree the External Indebtedness/Cash Balance within twenty one days of Completion. For the purpose of determining and agreeing External Indebtedness/Cash Balance the Purchaser shall, and shall procure that the Group shall give RII and RII shall give the Purchaser reasonable access at reasonable times to all books and records relating to such External Indebtedness/Cash Balance in their respective possession or control.

         7.9.2 If any dispute arises between the parties as to any matter or amounts to be included in the External Indebtedness/Cash Balance or as to any aspect of the External Indebtedness/Cash Balance, either RII or the Purchaser shall immediately give notice to the other party that a dispute exists and the dispute procedure in Clause 7.7 shall be followed mutatis mutandis.

         7.9.3 If the External Indebtedness/Cash Balance amount is a higher amount than the Provisional External Indebtedness/Cash Balance then the Consideration paid to RII and Enterprise Ireland in accordance with Clause 3.2 shall be reduced by the amount of such difference Pro Rata and RII and Enterprise Ireland shall pay the full amount of such difference to the Purchaser within fourteen days of demand having been made in writing by the Purchaser. For the avoidance of doubt any reduction in the Consideration paid to RII and Enterprise Ireland pursuant to this sub-clause 7.9.3 shall be in addition to any reduction made to the Consideration pursuant to Clause 7.8.
If the External Indebtedness/Cash Balance amount is a lower amount than the Provisional External Indebtedness/Cash Balance then the Consideration paid to RII and Enterprise Ireland in accordance with Clause 3.2 shall be increased by the amount of such difference and the Purchaser shall pay the full amount of such difference to RII and Enterprise Ireland Pro Rata within fourteen days of demand having been made in writing by RII. For the purposes of this Clause
7.9 the US Dollar to Irish Pound Exchange Rate shall be the Exchange Rate applicable on the day of Completion.

7.10 The provisions of this Clause 7 shall be without prejudice to the Purchaser's rights pursuant to the Warranties or otherwise provided, however, that the Purchaser shall not be entitled to recover more than once in respect of the same subject matter to the extent such matter was taken into account in calculating the Target Net Working Capital and the External Indebtedness/Cash Balance.

7.11 The Purchaser shall be entitled, if any of the matters under this Clause 7 have not been fully resolved in accordance with this Clause 7 by the time the Deferred Consideration becomes payable by the Purchaser to RII under the terms of this Agreement, on the provision of notice in writing to RII, to withhold payment of any part of the Deferred Consideration payable to RII.

7.12 If RII objects to the withholding of payment of all or any part of the Deferred Consideration, RII shall forthwith and in any case within seven Business Days of receipt of the notice referred to in Clause 7.11, send a notice to the Purchaser setting out the grounds for objecting to the withholding of payment of the Deferred Consideration. If the parties do not resolve the dispute within seven Business Days of the service of the notice under Clause 7.11, the procedure in Clause 6.6 shall be followed.


8.       BUSINESS UNTIL COMPLETION
         -------------------------

8.1      Business
         --------

         RII and the Managers shall procure that until Completion the business of the Companies shall be carried out subject to Clauses 8.2 and 8.3, in its ordinary and usual course consistent with past practice. RII and the Managers will consult and will cause the Company to consult, with the Purchaser with respect to any action which may materially affect the business of the Companies.

8.2      Access
         ------

         Until Completion RII and the Managers shall procure that each of the Companies shall afford the Purchaser and its advisers free and full access to its properties, books and records (including the right to take copies of same) employees, suppliers and major customers and shall from time to time furnish the Purchaser with such additional financial and operating data and other information as to the business and the properties of each of the Companies as the Purchaser or its advisers may from time to time request provided, however, that in exercising its rights under this clause the Purchaser shall not adversely interfere with the normal business operations of the Companies.

8.3      Prohibited Transactions
         -----------------------

         With effect from the date hereof and until Completion RII and the Managers shall procure that unless otherwise provided herein none of the Companies shall without the prior written consent of the Purchaser:

         (a) create, extend, grant or issue any mortgages, charges, debentures, guarantees, warranties, hypothecations or other securities or agree to do so;

         (b) create or issue any share or loan capital (whether or not convertible to shares) or give or agree to give any option in respect of any share or loan capital or enter into any commitment to borrow money or agree to do any of the foregoing;

         (c) enter into any long term, material or abnormal contract or any guarantee or indemnity or, save in the normal course of business, any capital commitment;

         (d) declare or pay any dividend or bonus or make any other distribution of profits or assets or do or permit anything whereby its financial position would be rendered less favourable than at the date hereof;

         (e) pass any resolution by its members in general meeting or make any alteration to any of the provisions of its Memorandum or Articles of Association

         (f) in any material way depart from the ordinary course of its day to day trading either as regards the nature, scope or manner of conducting the same or enter into any contract or transaction otherwise than in the normal course of business and upon an arms length basis;

         (g) in respect of any agreement binding upon it where the value to or liability of the Company exceeds US$25,000 make any default or fail to observe or perform any of the provisions thereof;

         (h) acquire any assets on hire lease, hire, purchase, credit sale or deferred terms in excess of US$25,000;

         (i)     co-opt any person to its board of directors;

         (j) dismiss any employee under such circumstances as would render the Company liable to have proceedings of any kind brought against it;

         (k) pay or agree to pay to its directors, agents, shareholders, officers or employees any remuneration or other emoluments or benefits whatsoever other than those and at those rates (subject to normal increases) subsisting at the Accounting Date;

         (l) dispose of or carry out any development or additions upon any part of its fixed assets;

         (m) permit any liens or other encumbrances to arise on any of its assets having a book value in excess of US$25,000; or

         (n) acquire or dispose of any shares in any other company or promote any subsidiary.

         (o) do or omit to do any act or thing which would result in an abnormal tax liability being incurred by any of the Companies;

         (p) knowing do or suffer anything whereby there will be or is likely to be or may be any material adverse change in its financial position;

         (q) knowingly permit any of its insurance to lapse or knowingly do anything to make any policy of insurance void or voidable;

         (r) enter into any indemnities, guarantees or suretyships except those implied by law or given in relation to the products manufactured by it;

         (s) without prejudice to (k) above, other than in the ordinary course of business alter the terms of employment of any employee of the Company;

         (t) allow any cash to be extracted from the business by Reunion (or any of its Subsidiaries) by dividend, intra-company funding or in any other manner except for payment for products and services in the ordinary course;

         (u) allow any additional management charges to be levied against them by Reunion except as provided in Clause 8.3(t).

         Provided however that none of the above restrictions shall operate to prevent the passing of the necessary resolutions of shareholders or directors or the taking of such other steps that are necessary to fulfil the conditions precedent set out in Clause 2.1 or the transactions to be effected on or prior to Completion as set out in Clause 10 provided however that the Vendors shall not take any such action or propose or pass any such resolution (and shall procure that none of the Companies shall do any such things) unless the Purchaser had been given written notification of the proposed action at least 3 Business Days in advance.


9.       FURTHER COVENANTS
         -----------------

9.1      Waiver of Pre-emption Rights
         ----------------------------

         The Vendors hereby waive all pre-emption rights to which they may be entitled by virtue of the Articles of Association of the Company or otherwise and hereby authorise and require the Board to register in the name of the Purchaser or its designee, every transfer of shares in the Company to the Purchaser or its designee pursuant to this Agreement.

9.2      Restrictive Covenants
         ---------------------


         (a) In further consideration of, and as a further inducement to, the Purchaser entering into this Agreement and for the purpose of assuring to the Purchaser the full benefit of the business and the goodwill of the Company, the Covenantors hereby covenant with and undertake to the Purchaser for itself only (for the benefit of the Purchaser and as trustee for the benefit of its successors in title to the business and to the benefit of each member of the Purchaser's Group) that they shall not and Reunion shall procure that each member of the Reunion Group shall not during the period commencing on Completion and expiring on the second anniversary of Completion, either alone or jointly or in conjunction with or on behalf of or through the agency of any person and whether as principal, agent, partner, shareholder, holding company, director, manager, adviser, consultant, employee or otherwise howsoever and whether directly or indirectly:

                 (i) carry on or participate or assist or be involved or concerned or interested in any Business which competes directly or indirectly with the Companies in the Territory;

                 (ii) in competition with the Companies, procure or seek to procure orders from or do business with or procure directly or indirectly any other person to procure orders from or do business with any person who is at Completion or who has been at any time during the period of 12 months immediately preceding Completion a customer or supplier to the Companies in the Territory provided however that if any such customer or supplier has branches or operations both in and outside of the Territory nothing in this Clause 9.2 shall be construed so as to restrict Reunion or any other member of the Reunion Group from supplying or purchasing goods to such customer or purchasing goods from suppliers outside of the Territory unless Reunion or other such member of the Reunion Group has actual knowledge or could reasonably have known that such goods are to be used or resold within the Territory

                 (iii) knowingly supply competing goods or products to any other person or company who competes directly or indirectly with the Business of the Companies in the Territory with a view to such person or company supplying or selling the goods or products in the Territory.

                 (iv) knowingly take such steps that would have a material effect on the continuance of supplies to the Companies in the Territory (or the terms relating to such supplies) from any suppliers who are at Completion or who have been at any time during the 12 months immediately preceding Completion supplying materials, components, products, goods or services to the Companies in the Territory; or

                 (v) solicit or entice away or offer employment to or endeavour to solicit or entice away or offer employment to any person who is at the date hereof or who between that date and Completion becomes an employee of the Companies in a senior or management capacity whether or not such person would commit a breach of contract by reason of leaving his employment, office or service and notwithstanding the foregoing and for the avoidance of doubt nothing in this Clause 9(a) shall be construed in such a way as to limit, restrict or otherwise prevent any member of the Reunion Group engaging in the Business anywhere in the world other than Ireland.

         (b) Each of the Covenantors hereby acknowledges and agrees with the Purchaser that each of the undertakings contained in Clause 9.3(a) constitutes an entirely separate, severable, independent and separately enforceable restriction on each of the Covenantors and that the duration, extent and application of the respective restrictions in Clause 9.3(a) are not greater than is reasonable and necessary for the protection of the legitimate interests of the Purchaser but that if any such restriction shall be adjudged by any court or regulatory authority or agency of completed jurisdiction to be void or unenforceable but would be valid if part of the wording thereof was deleted and/or the period thereof and/or the geographical area dealt with thereby was reduced, the said restriction shall apply within the jurisdiction of that court or regulatory authority or agency with such modifications as may be necessary to make it valid, effective and enforceable provided , however, that in no event shall the scope of the covenants set forth in this Clause 9 be extended beyond Ireland.

         (c) The Covenantors have taken independent legal advice and acknowledge that they consider the undertakings contained in Clause 9.3(a) necessary for the proper protection of the Business of the Company and further acknowledge that damages would not be adequate remedy for breach of such undertakings.

         (d) The liability of each Covenantor for a breach of this Clause 9 shall be several only.

         (e) For the purposes of this Clause 9 the term "Covenantors' shall mean Reunion, RII and the Managers.

9.3      Articles of Association
         -----------------------

         The Vendors (if so requested by the Purchaser) shall on or before Completion procure that each of the Companies shall amend its Articles of Association in such manner as shall be reasonably required by the Purchaser.

9.4      Waivers
         -------

         RII, Reunion and the Managers hereby irrevocably waive all claims against each of the Companies, their agents, advisers, directors, members and employees (other than for salary properly accrued and expenses properly incurred by them on behalf of any of the Companies) which they (or any of them) may have outstanding prior to the date of this Agreement and/or Completion and without prejudice to the generality of the foregoing none of the information supplied by any of the Companies or their professional advisers prior to the date of this Agreement to RII, Reunion and the Managers or their agents, representatives or advisers in connection with the Warranties or the contents of the Disclosure Letter or otherwise in relation to the business or affairs of any of the Companies shall be deemed a representation, warranty or guarantee of its accuracy by any of the Companies to RII, Reunion and the Managers and RII, Reunion and the Managers waive any claim against any of the Companies which they might otherwise have in respect of it. To the extent permitted by applicable law the Purchaser shall procure that the Companies waive any and all claims against Richard L. Evans, Kimball J. Bradley and Robert Snyder which they may have or have had outstanding on or prior to the date of Completion. Without prejudice to the deductability of such management charges in the calculation of "External Indebtedness/Cash Balance' the Purchaser shall cause the Companies to waive any claim against any member of the Reunion Group for repayment of pre paid management fees.

10.      COMPLETION
         ----------

10.1     Completion
         ----------

         Completion shall take place at the offices of LK Shields five Business Days after the provisions of Section 2.0 have been complied with to the satisfaction of the Purchaser (and the Vendors in the case of the matters referred to in Clause 2.3) but in any event not earlier than 31 August 2000) or at such other time, place and date as the parties hereto may agree. Upon Completion the matters referred to in the following Clauses of this Section shall take place.

10.2     Delivery
         --------

         10.2.1  The Vendors shall deliver to the Purchaser:

         share transfer forms in respect of the shares duly executed and made in favour of the Purchaser or its designee together with the relevant share certificates (or in the case of any lost share certificate, an indemnity in lieu thereof in terms satisfactory to the Purchaser);

         10.2.2  RII and the Managers shall deliver to the Purchaser:

         (a) the minute book, share register, seal, share certificate book, cancelled share certificates, certificate of incorporation and other corporate records of each of the Companies;

         (b) a copy of the Memorandum and Articles of Association of each Company certified by the Secretary of such Company to be a true and complete copy as at the date of Completion;

         (c)     the title documents to the Properties; and

         (d) such waivers or consents as the Purchaser may require to enable the Purchaser or its nominees to be registered as holders of the Shares;

         (e) letters of consent from ICC Bank plc. in respect of the sale of the shares in the form satisfactory to the Purchaser;

         (f) confirmation from ICC BES Managers Limited and Erin Executor and Trustee Company Limited in form satisfactory to the Purchaser agreeing that the shares held by the Managers and Paschal Claffey and the powers exerciseable under Clause 7.4 of the Investment Agreement dated 12th November, 1997 shall be transferred/assigned to and exercisable by the Purchaser or a nominee thereof;

         (g) letter of resignation of such of the director(s), secretary/ies and auditors of the Group Companies in such form as the Purchaser may require on in the case of the resignation of auditor containing a statement that there are no circumstances connected with their resignation that they consider should be brought to the attention of the members or creditors of such Company.

         (h) a letter of consent in form satisfactory to the Purchaser from Schneider Electric Manufacturing Celbridge ("Schneider") in relation to the Industrial Subcontracting Agreement between Schreider and Data Packaging Limited dated 25th November 1999.

         (i) evidence in form satisfactory to the Purchaser of the release of all charges over any Company in the Group with the exception only of charges in favour of ICC Bank plc

         10.2.3  RII shall deliver to the Purchaser:

         (a)     the Tax Deed duly executed by RII and the Company; and

         (b) the Deed of Guarantee duly executed by Reunion together with the Legal Opinion.

         10.2.4  The Managers shall deliver to the Purchaser:

         (a)     the Service Agreements duly executed by each of the Managers.

         10.2.5 As additional consideration the Purchaser shall pay RII an amount equal to the principal amount of the Promissory Notes (together with accrued interest up to the date of Completion) from which RII will immediately repay the Promissory Notes to Data Packaging Limited on behalf of DPL Acquisition Corp.

10.3     The Purchaser shall deliver:

         (a)     to RII duly executed counterpart Tax Deed;

         (b)     to RII duly executed counterpart Deed of Guarantee; and

         (c) to the Managers duly executed counterparts of the Service Agreements executed by the Company in respect of each of them.

10.4     Board Meeting
         -------------

         RII and the Managers shall procure that meetings of the Board and of the board of directors, secretary and auditors of each Group Company are held at which:-

         (a) such persons as the Purchaser may nominate are duly appointed as directors, secretary and auditors of such of the Companies as shall be designated by the Purchaser;

         (b) such of the directors, auditors and secretary of each of the Companies as the Purchaser may require, retire without any claim for compensation for loss of office or other claim against any of the Companies and furnish a letter under seal acknowledging that they have no such claim and (in the case of the auditors' letter), confirming that there is no matter which should be brought to the attention of the members in relation to their resignation;

         (c) the Purchaser and/or its designees are approved for registration as members of the Company in respect of the Shares subject only to presentation to the Secretary of the transfers thereof duly stamped; and

         (d) the banking mandates of each of the Companies are changed in such manner as the Purchaser shall require.

10.5     Payment
         -------

         10.5.1 Subject to due compliance with the provisions of the foregoing Clauses of this Section the Purchaser shall make payment of the consideration payable on Completion in accordance with the provisions of
Section 3.0 comprising:

         (a) US$13,300,000 less the Provisional External Indebtedness/Cash Balance to RII and Enterprise Ireland Pro-Rata; and

         (b) US$1,200,000 to the Managers pro-rata to their percentage ordinary shareholdings in the Company.

         10.5.2 In the event the full amount of intra-company receivables (excluding prepaid management fees) owed to the Companies by Reunion are not repaid or only partially repaid in connection with Completion in accordance with Clause 10.7, the relevant sum will be deducted from the Consideration payable to RII pursuant to Clause 3.2.

10.6     Stamping
         --------

         The Purchaser shall, following Completion, promptly deliver to the Revenue Commissioners the share transfer forms referred to in Clause 10.2(a) for assessment of stamp duty and shall promptly pay the duty thus assessed. Prior to registration of such duly stamped share transfer forms in the register of members of the Company, the Vendors shall co-operate in any manner required by the Purchaser for the convening, holding at short notice and conduct of general meetings of the Company, shall execute on a timely basis all proxy forms, appointments of a representative, documents of consent to short notice and such like that the Purchaser may require and generally shall act in all respects as the nominee and at the direction of the Purchaser in respect of the Shares and all rights and interests attaching thereto.

10.7     Repayment by RII
         ----------------

         10.7.1 On Completion RII and Reunion shall and Reunion shall procure that each member of the Reunion Group shall release the Companies from all securities, guarantees and indemnities given by or binding upon the Companies in relation to any debt or obligation of any members of the Reunion Group and ensure all intra-company funding and trading accounts other than between the Companies are settled prior to Completion. Pending such release and/or payments, RII and Reunion shall indemnify and keep indemnified the Purchaser as trustee for itself and the Companies concerned from and against all costs, claims and demands arising out of or in connection with such securities, guarantees and indemnities and in respect of any inter-company receivables other than between the Companies of the Companies not repaid prior to Completion.

         10.7.2 Reunion shall acknowledge, undertake and represent in writing that no management charges or monies by way of intra-group debt or otherwise are owed to it or any other member of the Reunion Group by any of the Companies and each of the Companies will do the same in respect of Reunion.

11.      GENERAL PROVISIONS
         ------------------

         11.1    Confidential Information
                 ------------------------

                 11.1.1 The Vendors (otherwise than Enterprise Ireland) shall use its/their best endeavours to procure that no body corporate controlled by it/them shall, at any time after the date of this Agreement, make use of or disclose for its/their own benefit or for or on behalf of or to any other person any Confidential Information which may be within or may come to it/their knowledge; and

                 11.1.2 The Vendors (other than Enterprise Ireland) shall use its/their best endeavours to procure that any body corporate controlled by it/them, will use its reasonable endeavours to prevent the disclosure of any Confidential Information.

                 11.1.3  Clause 11.1.1 shall not apply to:

                         11.1.3.1  disclosure of any Confidential Information
to officers or employees of the Vendors whose province it is to know about the Confidential Information;

                         11.1.3.2  disclosure of any Confidential Information
required by law;

                         11.1.3.3  disclosure of any Confidential Information
to any professional adviser for the purpose of advising the Vendors and on terms that this Clause 11.1 shall apply to any use or disclosure by the professional adviser;

                         11.1.3.4  any Confidential Information which comes
into the public domain otherwise than by breach of this Clause 11.1 by the Vendors (other than Enterprise Ireland).

11.2     Survival of Obligations
         -----------------------

         The Warranties together with any of the provisions of this Agreement which shall not have been performed at Completion shall remain in full force and effect notwithstanding Completion.

11.3     Binding on Successors
         ---------------------

         This Agreement shall enure to the benefit of and be binding upon the respective parties hereto and their respective successors personal representatives and assigns. The Vendors agree that the benefit of any provision of this Agreement may be enforced by the beneficial owner for the time being of the Shares and accordingly the benefit of any provision of this

Agreement may be assigned by the Purchaser and its successors in title without the consent of the Vendors.

11.4     Further Assurance
         -----------------

         At the request of the Purchaser, RII, Enterprise Ireland and the Managers shall (and shall procure that any other necessary parties shall) execute and do all such documents acts and things as may reasonably be required subsequent to Completion by the Purchaser for assuring to or vesting in the Purchaser (including its nominee or nominees) the legal and beneficial ownership of the Shares.

11.5     Waiver
         ------

         Any liability to any party hereto under the provisions of this Agreement may in whole or in part be released varied compounded or compromised by such party in its absolute discretion as regards any party under such liability without in any way prejudicing or affecting its rights against any other party under the same or a like liability whether joint and several or otherwise. A waiver by any party hereto of any breach by any party hereto of any of the terms provisions or conditions of this Agreement or the acquiescence of a party hereto in any act (whether of commission or omission) which but for such acquiescence would be a breach as aforesaid shall not constitute a general waiver of such term provision or condition or of any subsequent act contrary thereto.

11.6     Investigations
         --------------

         No investigations made by or on behalf of the Purchaser in relation to any of the Companies (whether pursuant to Clause 2.1(b) or otherwise) shall in any way affect or be deemed to be a waiver of any of the Warranties.

11.7     Counterparts
         ------------

         This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts each of which when executed and delivered shall constitute an original all such counterparts together constituting but one and the same instrument.

11.8     Business Days
         -------------

         If any action or duty to be taken or performed under any of the provisions hereof would, apart from the provisions of this Clause, fall to be taken or performed on a day which is not a Business Day such action or duty shall be taken or performed on the Business Day next following such date.

11.9     Assignment
         ----------

         This Agreement shall not be assignable in whole or in part by any of the parties hereto without consent of the other save that the Purchaser shall be entitled to assign and transfer all or any of its rights and obligations hereunder to any member of the Purchaser's Group or as security interest to its funders and financiers. If such assignee or transferee shall cease to be a member of the Purchaser's Group the Purchaser shall provide that it shall assign its rights and obligations under the Agreement to a member of the Purchaser's Group prior to so ceasing.

11.10    Notices
         -------

         (a) Any notice or other communication required or permitted to be given or made hereunder shall be addressed or sent as follows.

                 (i) if to the Purchaser, if by letter, to Ciaran Harris at Trend Technologies Europe Limited, Knockmitten Lane, Western Industrial Estate, Dublin 12, Ireland and to Graeme Stening at Doughty Hanson & Co., Times Place, 45 Pall Mall, London SW1Y 5JG, England and if by fax to fax number (01) 4505065 and to (0044) 207 747 9344 and if by electronic mail to charris@trendtech.ie and to gstening@doughtyhanson.com; and

                 (ii)    If to Reunion:

                         11 Stanwix Street
                         Suite 1400
                         Pittsburgh Pennsylvania 15224
                         Attention:  President
                         Fax:  001 412 281 4747

                 (iii)   if to RII:

                         30 Delaware Avenue
                         Suite 900
                         Wilmington Delaware 19801
                         United States of America

                         with a copy (but without prejudice to the validity of
service on RII in the manner aforesaid) to Arthur Cox:

                         Solicitors,
                         Arthur Cox Building
                         Earlsfort Terrace
                         Dublin 2
                         Attention:  Mary Swords
                         Fax:353-1-618 0731

or to such other postal or electronic mail address or fax number as any such party hereto may from time to time notify to the other parties hereto in writing in accordance with the provisions hereof.

         (b) Any notice or other communication required or permitted to be given or made hereunder shall be validly given or made if delivered personally or if despatched by pre-paid letter post addressed as aforesaid or if sent by telex message to such telex number (if any) as may be specified as aforesaid or if sent by fax to such fax number (if any) as may be specified as aforesaid and shall be deemed to be given or made:

                 (i)     if delivered by hand - at the time of delivery;

                 (ii) if sent by post - ninety six hours after the same shall have been posted;

                 (iii) if sent by electronic mail - at the time of acknowledgement of receipt; and

                 (iv) if sent by fax - at the time of termination of the fax transmission.

11.11    Announcements
         -------------

         The Vendors and the Purchaser shall consult together as to the terms of, timetable for and manner of publication of, any announcement to shareholders, employees, customers, suppliers or other authorities or to the media or otherwise which either may desire or be obliged to make regarding the subject matter of this Agreement. Subject as aforesaid and save as may be required by law, neither the Vendors nor the Purchaser shall make or authorise any announcement concerning the subject matter of this Agreement.

11.12    Costs
         -----

         Each party to this Agreement shall pay its own costs of and incidental to this Agreement.

IN WITNESS whereof this Agreement has been entered into the day and year first herein written.

                                FIRST SCHEDULE
                                --------------


                                    PART 1
                                    ------


NAME                    ADDRESS

Mr. Paul Walsh          Lakeview Dysant, Mullingar, County Westmeath

Mr. Donal Lawlor        Irishtown, Mullingar, County Westmeath

Mr. Brendan Murtagh     Mostrim Road, Ballymahon, County Longford

                               SECOND SCHEDULE
                               ---------------


                                SHAREHOLDINGS
                                -------------


VENDORS                    NO. OF ORDINARY SHARES               %
SHAREHOLDINGS

RII Investment Group              12,642                             80.47%

Enterprise Ireland                   712                              4.53%

Mr. Paul Walsh                     1,178                              7.50%

Mr. Donal Lawlor                     707                              4.50%

Mr. Brendan Murtagh                  471                              3.00%

                               THIRD SCHEDULE
                               --------------


                                    Part I
                                    ------


                            Deferred Consideration
                            ----------------------

For the purposes of calculating the Deferred Consideration, "Earn-Out Net Profits" means the "EBITDA" of the Group to be determined by Messrs Deloitte & Touche (the "Auditors") by reference to the audited consolidated profit and loss accounts of the Group for the financial year ended 31 December, 2000 being accounts prepared on the same basis and in accordance with the same accounting principles and policies as have been applied in the Accounts and in the absence of such principles and policies in accordance with generally accepted accounting principles in Ireland.

During the period from Completion until 31 December, 2000, the Purchaser undertakes to RII in the terms set out in Part III of this Schedule.

The amount of the Deferred Consideration shall be calculated as follows:

1. The Purchaser shall procure that the Auditors shall prepare and audit a consolidated profit and loss account of the Group for the period from 1 January 2000 to 31 December 2000 and shall within three months of the end of such period deliver to RII, Enterprise Ireland and to the Purchaser a copy of such accounts together with a report showing the Earn-Out Net Profits for such period in the form set out in Part II of this Schedule and showing the amount of the Deferred Consideration payable in respect of that period (the "Report").

2. The Report (referred to in paragraph 1 above) shall set out by reference to the following formulae

         (X - Y) x 2 = Z
         where: X = the EBITDA of the Group for the 12 month period ended 31 December 2000
         Y = the EBITDA of the Group for the period commencing 1 January 2000 and ending 30 June 2000
         Z = the Earn-Out Net Profits
         For each US$ that Z exceeds $2.5m, RII and Enterprise Ireland shall be entitled to Deferred Consideration of US$1.25 (one and one quarter dollars) up to a maximum Deferred Consideration payable to RII and Enterprise Ireland of $1.0m (one million dollars) Pro-Rata. The following table is included to illustrate the amount of Deferred Consideration payable, if at all,

Earn-Out Calculation assumes US$-IR  rate 1-1.25

                                            Percentage    Deferred
6 months 1/7/00 - 31/12/00    Annualised    Achieved      Consideration
--------------------------    ----------    ----------    -------------
1,250,000                     2,500,000       0.00%       -
1,350,000                     2,700,000      25.00%         250,000
1,450,000                     2,900,000      50.00%         500,000
1,550,000                     3,100,000      75.00%         750,000
1,650,000                     3,300,000     100.00%       1,000,000

3. The Purchaser shall, and shall procure that all members of the Purchaser's Group shall, give to the Auditors all relevant papers, information and explanations as may be reasonably necessary to enable the Auditors to prepare the relevant profit and loss account and to issue the Report.

4. RII's Auditors may review on behalf of both RII and Enterprise Ireland the accounts referred to in paragraph 1 above in order to satisfy themselves that they have been prepared and audited in accordance with the provisions of this Schedule and that the details contained in the Report are correct. The Purchaser shall itself and shall procure that each member of the Purchaser's Group and the Auditors shall co-operate promptly and diligently in any such review and that they shall give to RII and RII's Auditors all such papers, information and explanations as they may reasonably require in relation thereto.

5. Unless within fifteen Business Days of receipt of the same (inclusive of the day of receipt) RII informs the Purchaser in writing, giving reasonable particulars and reasons, of any respect in which it is not satisfied that the calculation of the Earn-Out Net Profits or the amount of the Deferred Consideration as specified in such Report are correct, then the contents of the Report shall be final and binding between RII, Enterprise Ireland and the Purchaser.

6. Notwithstanding any other provision of this Agreement, the Auditors shall translate the EBITDA of the Group for the purposes of calculating the Deferred Consideration into US Dollars using a currency Exchange Rate of 1.25 US Dollars for each Irish pound.

7. If RII informs the Purchaser that it is not so satisfied, the parties shall endeavour (within the period expiring fifteen Business Days after receipt of RII's notification that it is not so satisfied) to resolve the matter and if the matter is not so resolved it shall be resolved by an expert in accordance with the provisions of paragraphs 9 and 10 of this Schedule and following resolution by any such expert, the contents of the Report shall be final and binding between RII, Enterprise Ireland and the Purchaser in the absence of manifest error.

8.       Subject to the provisions of this Agreement the Deferred
Consideration shall be satisfied in cash by the Purchaser seven Business Days following the day on which the Report is treated as final and binding between RII, Enterprise Ireland and the Purchaser in the absence of manifest error in accordance with preceding paragraphs of this Schedule.

9. The expert shall be a Chartered Accountant or firm of Chartered Accountants agreed on by RII and the Purchaser or, if they cannot agree on such within seven days of either party giving notice in writing to the other that it desires an expert to be appointed, such Chartered Accountant or firm of Chartered Accountants as may be nominated on the application of either of them by the President or other the senior officer for the time being of the Institute of Chartered Accountants of Ireland.

10. If any disagreement or dispute under this Agreement is referred to the expert

         (a) the parties will each co-operate with the expert in resolving such disagreement or dispute, and for that purpose will provide to him all such information and documentation as he may reasonably require;

         (b) the expert shall have the right to seek such professional assistance and advice as he may require;

         (c) the fees of the expert and other professional fees incurred by him shall be met in proportion to the value of the award made by him and, if the fees are paid in full by either party, the appropriate proportion shall be due from the other party as a debt due on demand;

         (d) the expert shall act as expert and not as arbitrator and his decision shall be final and binding on the parties in the absence of manifest error.

11. If any instalment of the Deferred Consideration is not paid when it is due in accordance with paragraph 8, such amount shall bear Interest from time to time, calculated on a daily basis for the period from the due date to the date of actual payment, before as well as after judgement.

                                   Part II

                                FORM OF REPORT

To:      The Directors             The Directors
         [RII]                     [Purchaser]
         [Enterprise Ireland]

               Data Packaging Holdings Limited (the "Company")

We confirm that we have reviewed the consolidated profit and loss accounts of the Company for the period ended 31 December 2000. These accounts are attached. They have been drawn up in accordance with the provisions of the
Third Schedule to the Share Purchase Agreement dated [             ], 2000
between [RII], the [Purchaser], Enterprise Ireland and Others.

Based on the above accounts we confirm that :

(a)      The EBITDA for the full year is US$[            ]

(b)      The EBITDA for the first six months of the year is US$[            ]

(c)      the aggregate amount of the Earn-Out Net Profits for the period is
US$[             ] i.e. US$ (a) - (b) x2 ; and

(d)      the amount of the Deferred Consideration payable is US$[            ]

Yours faithfully,

[Auditors]


                                   Part III

                             PROTECTIVE COVENANTS

The Purchaser agrees with RII that during the period from Completion until 31 December, 2000;

(a) it will procure that the Group will not engage to any material extent in any business other than the Business;

(b) it will not cause any member of the Group to enter into any contract outside the ordinary course of its business as historically carried out;

(c) it will not cause or permit any member of the Group to materially alter its business or manner of operation or to sell all or any material part of its business or to reduce the scale of its operations or materially alter its business or manner of operation;

(d) it will procure that all trading or other transactions of whatever nature between the Purchaser's Group and the Purchaser or any member of the Purchaser's Group will be conducted on an arm's-length basis at fair market value;

(e) it will not cause or permit the diversion of any business secured by the Purchaser's Group to any other member of the Purchaser's Group;

(f) it will not permit any member of the Purchaser's Group to incur any loss or liability other than in relation to its own business;

(g) neither it nor any member of the Purchaser's Group will make any charges (or fees or otherwise) to the Purchaser's Group;

(h) save in respect of a dividend by the Company to the Purchaser in the amount represented by the principal amount of the Promissory Notes together with accrued interest up to Completion it will not permit any member of the Purchaser's Group to pay any dividends or purchase, redeem or pay any other amounts in respect of the ordinary shares of such member or to make any loans, advances or investments ; and

(i) it will not permit any member of the Purchaser's Group to prepay any External Indebtedness/Cash Balance.

                               FOURTH SCHEDULE
                               ---------------

                                  Warranties
                                  ----------

                                    Part I
                                    ------

                              General Warranties
                              ------------------

1.       Construction
         ------------

         (a) The provisions of the within Agreement (herein referred to as the "Agreement") with regard to interpretation and construction shall apply to the provisions of this Schedule and, in particular (without limitation), save as otherwise specifically defined herein, expressions defined in the Agreement shall bear the same meanings in this Schedule.

         (b) Each of the Clauses contained in this Schedule shall be construed independently of the other Clauses of this Schedule and shall not be limited in any respect by the inclusion of other Clauses dealing with the same subject matter or dealing more specifically with the subject matter of such Clause.

2.       Knowledge of Warrantors
         -----------------------

         (a) Any representation or warranty set out in this Schedule which refers to the knowledge, information, belief or awareness of the Warrantors or any of them (or any of such matters or any combination thereof) shall be deemed to refer to such knowledge, information, belief and/or awareness (as the case may be) after the making of due and careful enquiries by the Warrantors with regard to the subject matter of such representation or warranty and the Warrantors shall be deemed to have made or given such representation or warranty on such basis.

3.       Recitals Disclosure Letter and Information
         ------------------------------------------

         (a) The facts set out in the Recitals hereto are and the information set out in the Disclosure Letter and any written information delivered by or on behalf of the Warrantors to the Purchaser, the Purchaser's Solicitors, the Purchaser's accountants or any other person on behalf of the Purchaser relating to each of the Companies in the course of responding to a due diligence questionnaire and any additional questions raised by the Purchaser's advisors. was true, complete and accurate in all material respects at the date it was communicated and remain true, complete and accurate save to the extent expressly stated in subsequent written correspondence or in the Disclosure Letter and none of the Warrantors are aware of any other fact or matter which renders any such information misleading or which might reasonably affect the willingness of a purchaser to purchase the Shares on the terms (including price) of this Agreement.

                                   Part II
                                   -------

                                   Accounts
                                   --------

4.       Accounts
         --------

         (a) The Accounts have been prepared in accordance with the historical cost convention and all applicable statutes and regulations (including without prejudice to the generality of the foregoing the Companies Acts and any other relevant statutes and all current FRSs of the Accounting Standards Board) applicable to a company incorporated in Ireland) and the bases and accounting policies adopted for the purposes of preparation of the Accounts are the same as those adopted in the preparation of the audited consolidated accounts of each of the Companies in respect of the last five preceding accounts periods and the Accounts:-

         (b) set out fully, correctly and accurately the assets, liabilities, profits and losses of each of the Companies and the amounts thereof and show a true and fair view of the financial position of each of the Companies as at the Accounting Date and are not affected by any unusual, extraordinary, exceptional or non-recurring items;

         (c) make full provision or reserve for all liabilities or capital commitments of each of the Companies up to the Accounting Date including contingent, unqualified or disputed liabilities and include all such reserves and provisions for taxation as are necessary to cover all liabilities for Taxation (whether or not assessed) of each of the Companies up to the Accounting Date and in particular (but without prejudice to the generality of the foregoing) attributable to profits gains income receipts and loans and distributions made to participators and associates and payments made from which tax is deductible;

         (d) redundant and obsolete stock of each of the Companies has been wholly written off and all excessive or slow moving stock has been written down as required under the appropriate FRS;

         (e) the basis of valuation for stock-in-trade and work-in-progress:-

                 (i) is in accordance with normally recognised accounting principles and practices for the kind(s) of business in which each of the Companies is engaged and with the relevant FRS in force for the relevant financial year;

                 (ii) has remained substantially the same in respect of the commencement and end of the accounting periods of each of the Companies during the period of five years terminating on the Accounting Date since its date of incorporation whichever period is the shorter;

                 (iii) is such that the value attributed to each item of stock (other than redundant, obsolete, excessive or slow moving stock) does not exceed the lower of cost and net realisable value as at the Accounting Date.

         (f) the Accounts do not include any intangible assets and the value attributed to each fixed asset of the Companies does not exceed the current market value thereof as at the Accounting Date. The basis of valuing such fixed assets has not been changed during the period of five years terminating on the Accounting Date and nor has there been any revaluation of fixed assets during such period;

         (g) the rate of depreciation applied in respect of each fixed asset has been consistently applied over not less than the five previous accounting periods of each of the Companies and is adequate to write down the value of such fixed asset to its net realisable value as at the end of its useful working life and the fixed assets have been depreciated in accordance with the relevant FRS for the relevant financial year.

         (h) the Management Accounts (a copy of which are attached to the Disclosure Letter) have been prepared with reasonable care and attention and on a basis and using accounting policies consistent with those adopted in preparing the Accounts and are correct and accurate in all material respects in so far as they show the state of affairs and income or profit and loss of the Companies at 30th April 2000 and are not materially misleading in any respect.

         (i) the net book value of the fixed assets of the Companies is not less than that shown in the Management Accounts allowing for subsequent depreciation and amortisation on the basis set out in the Accounts.

5.       Accounting Records
         ------------------

         (a) All accounts books ledgers financial and other records of whatsoever kind of each of the Companies are in its possession and:-

         (b) have been fully properly and accurately maintained and contain true and accurate records of all matters required to be entered therein by the Companies Acts, 1963 - 1990 and any other relevant statutes or regulations;

         (c) do not contain or reflect any material inaccuracies or discrepancies; and

         (d) give and reflect a true and fair view of the trading transactions and of the financial and contractual position of each of the Companies and of its assets and liabilities.

6.       Valuation of Plant, etc.
         ------------------------

         Adequate depreciation and provisions for obsolescence have been made in the Accounts having regard to the condition and age of the plant, machinery fixtures and fittings belonging to each of the Companies so that the written down value thereof taken as a whole does not exceed its actual value and none of such plant machinery fixtures and equipment was acquired at a price substantially in excess of market value.

7.       Companies (Amendment) Act, 1986
         -------------------------------

         (a) At the Accounting Date each of the Companies qualified as a medium sized company for the purposes of Section 8 of the Companies (Amendment) Act, 1986 and was entitled to avail of the exemptions set out in
Section 11 and 12 of that Act.

         (b) No guarantee has been executed or filed by or in respect of any of the Companies pursuant to Section 17 of the Companies (Amendment) Act, 1986.

8.       Current Debtors
         ---------------

         None of the book debts included in the Accounts and none of the book debts owing to any of the Companies are at the date hereof or will at Completion are outstanding for more than sixty days from their due dates for payment and all such debts will realise in the normal course of collection their full value after taking into account the provisions for bad and doubtful debts included in the Accounts.

                                   Part III
                                   --------

                                   Finance
                                   -------

9.       Charges, Loan Capital and Engagements
         -------------------------------------

         (a) Save as disclosed in the Accounts or in the Disclosure Letter there are:-

                 (i) no mortgages charges liens or other similar encumbrances on any estate or interest in the assets of any of the Companies or any part thereof; and

                 (ii) no loans, (including loan capital) outstanding to any of the Companies.

         (b) In respect of any encumbrance referred to in paragraph (a) disclosed as aforesaid there has been no increase in the amount thereof for which it is available as security beyond that for which it was security at the Accounting Date or in the case of a mortgage or charge created subsequent to that date the amount disclosed to the Purchaser for the purposes hereof.

         (c) With the exception of the loans debts and securities particulars of which are contained in the Disclosure Letter and which will have been discharged prior to Completion there are no loans made to or debts owing by any of the Warrantor or any company owned or controlled by any of it or by any director or employee of such company or any debts owing to or by any of the Companies other than debts which have arisen in the ordinary course of business.

         (d) With the exception of the contracts and engagements particulars of which are contained in the Disclosure Letter there are no existing contracts or engagements to which any of the Companies is party or in respect of which such company may in any way be liable and in which the Warrantor (or any member of the Reunion Group) or in which any director or employee of any of the Companies is interested directly or indirectly.

10.      Bank and Other Borrowings

         (a)
                 (i) Full details of all limits on each of the Company's bank overdraft facilities are accurately set out in the Disclosure Letter;

                 (ii) The total amount borrowed by any of the Companies from each of its banks does not exceed its respective overdraft facilities;

                 (iii) The total amount borrowed by each of the Companies' (as determined in accordance with the provisions of the relevant instrument) does not exceed any limitation on its borrowing powers contained in its Articles of Association or any debenture or loan stock, deed or other instrument.

         (b)
                 (i) A statement of each of the bank accounts of each of the Companies and of the credit or debit balances thereon as at a date not more than seven days before the date hereof has been supplied to the Purchaser;

                 (ii) Since such statements there have been no payments out of any such accounts except for payments in the ordinary course of business and the balances on current accounts are not substantially different from the balances shown in such statements.

         (c) In relation to all debentures, acceptance, credit, overdrafts, loans, or other financial facilities outstanding or available to each of the Companies (referred to in this Clause as "facilities"):-

                 (i) the Disclosure Letter sets out full details of them and there are attached to it accurate copies of all documents relating to the facilities;

                 (ii) there is no contravention of or non-compliance with any provision of any such document;

                 (iii) no steps for the early repayment of any indebtedness have been taken or threatened;

                 (iv) there have not been nor are there any circumstances known to the Warrantors whereby the continuation of any of the facilities might be prejudiced or which may give rise to any alteration in the terms and conditions of any of the facilities;

                 (v) none of the facilities is dependent on the guarantee or indemnity of or any security provided by a third party; and

                 (vi) none of the Warrantors have any knowledge, information or belief that as a result of the acquisition of the Shares by the

Purchaser or any other thing contemplated in this Agreement any of the facilities might be terminated or mature prior to its stated maturity.

11.      Borrowed Monies
         ---------------

         None of the Companies has received notice (whether formal or informal) from any lenders of money to it in respect of or as a preliminary to the demand by such persons for payment of any money owing by the Companies to such persons and the Warrantors are not aware of any circumstance likely to give rise to such notice being given to any of the Companies.

12.      Grants, etc. not Repayable
         --------------------------

         Save for disposals in the ordinary course of business none of the Companies has done or failed to do any act or thing which could result in all or any part of a government grant or other similar payment or allowance made or due to be made by it becoming repayable or being forfeited by it.

                                   Part IV
                                   -------

                                   Assets
                                   ------

13.      Ownership of Assets, etc.
         -------------------------

         All assets of or represented as belonging to each of the Companies (including but not limited to the fixed and loose plant machinery furniture fixtures and fittings and other chattels equipment and vehicles, stock, work-in-progress, raw materials, supplies, books, records, customers lists, costing details and all other written information) are the absolute property of and held by each of the Companies free from any charge, lien, hypothecation, pledge, or other security interest assignment any factoring arrangement hire purchase or credit sale agreement or bill of sale or other encumbrance whatsoever (save for liens arising in the ordinary course of business) are not subject to any agreement or commitment to give or create any of the foregoing over them and are held in possession by it and such assets are all the assets necessary for carrying on the business of each of the Companies at their levels at the date hereof and at Completion.

14.      Plant and Machinery
         -------------------

         (a) The plant, machinery, vehicles and other equipment used in connection with the business of each of the Companies:-

                 (i) are in a good and safe state of repair and condition and satisfactory working order and have been regularly and properly maintained;

                 (ii)    are not to any extent surplus to requirements;

                 (iii) are in its possession and control, and are its absolute property, save for those items the subject of the hire purchase, leasing or rental agreements listed in the Disclosure Letter, or in respect of which the outstanding payments do not exceed IR 2,000;

                 (iv) are not expected to require replacements or additions at a cost in excess of IR 10,000 within six months from the date of this Agreement;

                 (v) are all capable and (subject to normal wear and tear) will remain capable throughout the respective periods of time during which they are each written down to a nil value in the accounts of each of the Companies (in accordance with the normal recognised accountancy principles consistently applied prior to the date hereof) of doing the work for which they were designed or purchased.

         (b) Maintenance contracts are in full force and effect in respect of all assets of each of the Companies where it is normal or prudent to have maintained by independent or specialist contractors and in respect of all assets which each of the Companies is obliged to maintain or repair under any leasing or similar agreement; and all those assets have been regularly maintained to a good technical standard and in accordance with safety regulations usually observed in relation to assets of that description and in accordance with the terms and conditions of any applicable leasing or similar agreement.

15.      Raw Materials
         -------------

         The stock of raw materials, packaging materials and finished goods now held by each of the Companies are not excessive and are adequate in relation to the current trading requirements of each of the Companies and none of such stock is obsolete, slow moving, unsuitable, unmarketable, inappropriate or of limited value in relation to the current business of each of the Companies and no contracts are established which are likely to result in the foregoing not being true.


16.      Condition of Stocks
         -------------------

         All of the stocks of each of the Companies are in good condition and regular stock analysis of such stocks have been carried out by each of the Companies since the Accounting Date.

17.      Retention of Title
         ------------------

         None of the regular suppliers of stock, raw materials or the like to any of the Companies supply such stock raw materials or the like on the basis that the title to the same shall be retained by such supplier pending the fulfilment by such company of any obligation and at the date hereof and at Completion no amounts shall be owing by any of the Companies to any person firm or company who shall have supplied goods stock raw materials or the like to any of the Companies on such basis as aforesaid.

18.      Insurance
         ---------

         (a) All the assets of each of the Companies of an insurable nature have at all material times been and are at the date hereof insured in amounts representing their full replacement or reinstatement value against fire and other risks (including without limiting the generality of the foregoing loss of profit) normally insured against by persons carrying on the same classes of business as those carried on by each of the Companies and each of the Companies has at all material times been and is at the date hereof adequately covered against accident, damage, injury, third party public liability (including products liability ) loss of profits and other risks normally insured against by persons carrying on the same classes of business as those carried on by each of the Companies. All such policies are and will at Completion be in full force and effect and nothing has been done or omitted to be done which would make any policy of insurance void or voidable or which is likely to result in an increase in premium. Copies of such insurance policies have been disclosed to the Purchaser and are attached to in the Disclosure Letter.

         (b) None of the said policies is subject to any special or unusual terms or restrictions or to the payment of any premium in excess of the normal rate and no claim is outstanding or may be made under any of the said policies and no circumstances exist which are likely to give rise to such a claim nor is the Warrantor is aware of any circumstances likely to give rise to a claim.

19.      Leased Asset
         ------------

         No circumstances have arisen or are likely to arise in relation to any asset held by any of the Companies, under a lease or a similar agreement whereby the rental payable has been or is likely to be increased.

20.      Patents and Trade Marks
         -----------------------

         (a) None of the Companies has an interest in any patents trade marks or registered designs or applications for any of the foregoing or any right to apply therefor in any part of the world.

         (b) None of the Companies has entered into any agreement for licensing of patents or copyrights or use of trade marks registered designs or the provision or acquisition of technical information or assistance or which may restrict the use or disclosure of information.

         (c) None of the Companies require any patent trade mark or registered design or licence to use the same in order to carry on its business as presently constituted.

         (d) The processes employed and the products and services dealt in by each of the Companies do not use embody or infringe any Irish or foreign patents, registered designs, knowhow or trade secrets, copyrights, trade marks or similar intellectual property rights (whether registered or not) and no claims have been made and no applications are pending of which the Warrantor is aware which if pursued or granted might be material thereto.

         (e) Each of the Companies is entitled to use without payment all know-how and technical information used by them in connection with its businesses and all information concerning its products, methods and processes.

                                    Part V
                                    ------

                                  Properties
                                  ----------

21.      Details of Properties
         ---------------------

         (a) The Properties set out in Part 1 of the Fifth Schedule comprise all the land and buildings owned and occupied by Data Packaging Limited. None of the other Companies own or occupy or otherwise use any property in connection with the business of the Company.

         (b) The particulars of title and occupation of the Properties set out in Part 2 of the Fifth Schedule are true and correct.

         (c) Those of the Properties which are occupied or otherwise used by the Companies in connection with their businesses are occupied or used by right of ownership or under lease or licence, the terms of which permit such occupation or use.

22.      Title
         -----

         (a) Where any of the Companies is shown as the owner of any of the Properties, such company is the legal and beneficial owner thereof, has good and marketable title thereto and is in sole and undisputed occupation thereof.

         (b) Data Packaging Limited has in its possession or under its control all deeds and documents necessary to prove title thereto and all such deeds and documents are properly stamped and registered.

         (c) Apart from a charge in favour of ICC Bank plc the Properties are free from any caution, inhibition or notice and no matter exists which is capable of registration against any of the Properties.

         (d) There is no resolution proposal scheme or order whether formerly adopted or not for the compulsory acquisition of the whole or any part of the Properties.

         (e) Where the title to the Properties or any part thereof is unregistered, no event has occurred in consequence of which compulsory registration should have been affected under the provisions of the Registration of Title Act, 1964.

         (f) Where the title to the Properties or any part thereof held by any of the Companies is registered in the Land Registry, such company is registered with an absolute freehold or leasehold title thereof and none of the burdens specified in Sections 59, 72 & 73 of the Registration of Title Act, 1964 effect the same.

         (g) No part of the Properties is or has been affected by the provisions of the Family Law Act, 1981, the Judicial, Separation and Family Law Reform Act, 1989, the Family Law Act 1995 and the Family Law Divorce Act, 1996.

23.      Encumbrances
         ------------

         (a) Apart from a charge in favour of Data Packaging Limited the Properties are free from any mortgage, debenture, charge, rent charge, lien or other encumbrance securing the repayment of monies or any other obligation or liability of any of the Companies or any other party.

         (b) The Properties are not subject to any outgoings, other than commercial rates, water rates and insurance premiums and in the case of leasehold properties, rent and service charges, and there are no outstanding arrears in relation to any of the foregoing.

         (c) The Properties are not subject to any covenant, restriction, stipulation or other relevant matter of an onerous or unusual nature which, if disclosed, would affect the open market value of the Properties.

         (d) The Properties are not subject to any adverse estate, easement, profit-a-prendre, way-leave, licence, grant, restriction or overriding interest in favour of any third party and none is in the course of being acquired and there is no agreement or commitment to give or create any of the foregoing.

         (e) The Properties are not subject to any option, right of pre-emption or right of first refusal in favour of any third party.

         (f) There are no disputes affecting any of the Properties which would restrict or terminate the continued possession, occupation or enjoyment of any of the Properties or with any adjoining or neighbouring owner in relation to boundaries, easements, rights or means of access to the Properties.

         (g) The Properties and all developments thereto and thereon comply with the provisions of the Building Control Act, 1990 and the regulations made thereunder and the Safety, Health and Welfare at Work (Construction) Regulations 1995.

24.      Planning Matters
         ----------------

         (a) The Properties and all developments thereto and thereon comply with the provisions of the Planning Acts and all permissions, licences or consents issued thereunder are unconditional or are subject to conditions which have been satisfied or are subject to continuing conditions which are not onerous and all of which have been and are being complied with.

         (b) The user of each of the Properties is the permitted user under the Planning Acts and such user is not of a temporary nature.

         (c) There are no agreements with any planning or other competent authority regulating or restricting the use or development of the Properties.

         (d) There are no planning applications relating to the Properties awaiting the decision of the relevant planning authority or An Bord Pleanala.

         (e) The Properties are not affected by any special amenity area order, preservation order, conservation order or any other order under the Planning Acts.

25.      Statutory and Other Obligations
         -------------------------------

         (a) Each of the Companies has complied and is complying with all applicable statutory and local requirements in relation to the Properties occupied by it, the use thereof, the business carried out thereat and the employment of persons, plant and equipment therein.

         (b) There is no outstanding unobserved obligation in relation to the Properties necessary to comply with the requirements or recommendations (whether formal or informal) of any competent authority exercising statutory or delegated powers.

         (c) The Properties are not affected by any notice or order issued by a competent authority in relation to the Properties to the use thereof and to the business carried out thereat which has not been fully complied with.

         (d) Each of the Companies has obtained all necessary permissions, licences, consents, certifications and registrations relating to the Properties occupied by it, the use thereof, the business carried out thereat and the employment of persons, plant and equipment therein and all such permissions, licences, consents, certifications and registrations are unconditional or are subject to conditions which have been satisfied or subject to continuing conditions which are not onerous and all of which have been fully complied with and none of the Companies nor any of the Warrantors is aware of any reason why any of them should be suspended, cancelled or revoked or not renewed on the same (or substantially the same) terms.

26.      Leasehold Properties
         --------------------

         (a) All leases (which expression includes underleases and tenancy agreements) under which the Companies (or any of them) holds the Properties are valid and in full force.

         (b) There is no covenant, condition or agreement contained in any lease under which the Properties are held which is of an unduly onerous or restrictive nature.

         (c) The Companies have paid all rent and performed and observed all covenants and conditions on the part of the tenant contained in the leases under which the Properties are held.

         (d) There is no outstanding unobserved or unperformed obligation necessary to comply with any notice or other requirement given by the landlord or any superior landlord under any lease of the Properties.

         (e) There are no (material) subsisting breaches or any (material) non-performance or observance of any covenant, condition or agreement contained in any lease under which the Properties are held whether on the part of the tenant, the landlord or either of their predecessors in title.

         (f) All licences, consents and approvals required from the landlord and any superior landlord under any lease under which the Properties are held have been obtained and all covenants on the part of the tenant contained in such licences, consents and approvals have been fully performed and observed.

         (g) No alterations or improvements have been made to the Properties at the expense of the tenant without all necessary consents and approvals having been obtained from the landlord and any superior landlord and all such alterations and improvements are to be disregarded on rent review.

         (h) Where the rent reserved by any lease of any of the Properties is subject to review, all rent review notices have been served within the requisite time limits and there are no disputes outstanding as to the settlement of the level of rent.

         (i) There is no obligation to re-instate any of the Properties by removing or dismantling any alteration or improvement made to it by any of the Companies or any predecessor in title of any of the Companies.

         (j) Each of the Companies is a joint insured with the landlord on all relevant policies of insurance in respect of the Properties occupied by it and the insurers have waived subrogation rights against each such company.

         (k) All the leases to which any of the Companies are a party contain provisions entitling such company to terminate in the event of the Properties comprised therein having been damaged or destroyed and not having been fully reinstated within a period of two years from the date of damage or destruction.

27.      Condition
         ---------

         (a) The buildings and other structures on the Properties are in good and substantial repair and fit for the purposes for which they are used.

         (b) None of the following substances have been used in the construction of the buildings and other structures on the Properties, namely:-

         (c) high alumina cement or concrete, asbestos, woodwool, calcium, silicate bricks or tiles, calcium chloride cement, sea washed or sea dredged aggregates or any other material which is known to be inadequate, dangerous, unstable or otherwise inappropriate for building purposes.

         (d) No control waste, household waste, commercial waste, industrial waste or effluent, toxic or any other deleterious or dangerous substance is or has been buried or disposed of in the Properties.

         (e) None of the Properties has or is affected by any structural or other defects in the buildings, drains, pipes, wires or services.

         (f) None of the Properties are located in an area particularly susceptible to flooding, subsidence, rising damp, wet or dry rot or any infestation.

         (g) None of the Properties are affected by any past or present mining activity.

         (h) There are no disputes with any neighbouring owner in relation to boundaries or in relation to any easement or right enjoyed by the Properties.

         (i) The Properties enjoy access and egress over roads abutting the Properties which have been taken in charge by the local authority.

         (j) The Properties are served by water, electricity, gas utilities and either the pipes, sewers, wires, cables, conduits and other conducting media serving the Properties connect directly into public mains without passing through land in the ownership or occupation of the third party or, if they do not, the facilities, easements or rights necessary for the enjoyment and present use of the Properties are enjoyed on terms which do not entitle any person to terminate or curtail the same.

28.      Acquisition and Disposal
         ------------------------

         (a) None of the Companies has any existing or contingent liability in respect of any land or buildings previously owned or occupied by it or in which it held any interest.

         (b) None of the Companies has entered into any agreement to acquire or dispose of any land or buildings or any interest therein which has not been completed.

29.      Tenancies
         ---------

         Intentionally deleted

         (a) The particulars of all lettings (which expression includes sub-lettings) to which the Properties are subject are set out in Part 3 and 4 of the Fifth Schedule are true and correct.

         (b) There is no subsisting material breach or subsisting material non-observance or non-performance of any covenant, condition or agreement provided for in any letting and the none of the Companies have refused to accept rent or made any complaint or objection to the tenant and each tenant pays its rent and other sums reserved by the letting when due and no proceedings have been instituted or threatened by any of the Companies against any tenant.

         (c) Apart from the lease to Barnmean Limited there is no provision in any letting that entitles a tenant to determine its interest prior to the expiration of the term of the letting and no notice has been served by any tenant upon any of the Companies and the Companies are not aware of any intention by any tenant to serve any notice whether pursuant to the letting, the Landlord and Tenant (Amendment) Act, 1980 or otherwise. So far, Barnmead Limited has not exercised its option to determine. The pre-emption rights in Clause 6.7 of the said lease have not been executed.

         (d) Any consent necessary for the creation of any letting was obtained and the conditions thereof (if any) complied with.

         (e) Each of the Companies has full details of all works (if any) carried out by any tenant, and such works (if any) were carried out in compliance with the requirements (if any) of such company.

         (f) There is no tenant of the Properties who has quit the same and is now entitled to compensation under the provisions of section 46 of the Landlord and Tenant (Amendment) Act, 1980.

         (g) Every letting entitles such of the Companies as is a party thereto to re-enter the Properties in the case of the bankruptcy or the winding-up of the tenant as well as for any breach of any of the tenant's obligations thereunder.

         (h) Apart from the lease to Barnmead Limited in relation to any letting where the term thereof does not exceed two years and eleven months, the tenant thereof was not in occupation prior to the granting of the letting and nothing has arisen thereunder or no concessions or agreements have been made which would entitle any tenant to statutory rights under the provisions of section 16 of the Landlord and Tenant (Amendment) Act, 1980.

         (i) There is no rent review in respect of letting currently under negotiation or the subject of a reference to either an expert, an arbitrator or the courts, and the rent review provisions, which provide for an upwards-only review of rent, do not contain any unusual provisions or concessions which would entitle the tenant to seek an open market rent less than would otherwise be the case.

         (j) Apart from the lease to Barnmead Limited every letting (except for those which do not exceed two years and eleven months) contains a full repairing obligation on the part of the tenant and also an obligation to reimburse such of the Companies as is a party thereto as landlord for the full cost of insuring the Properties.

         (k) No letting contains any unusual or objectionable covenant or agreement adverse to the interests of any of the Companies.

30.      Environmental Warranties
         ------------------------

         (a) In this Clause unless the context otherwise requires the following words shall have the following meanings:-

                 (i) "Environment", includes any land (including without limitation, soil, surface land and sub surface strata, seabed or river bed under any water (as referred to below) and any natural or man made structures ) any waters (including without limitation coastal and inland waters, surface waters, ground water sand water, in pipes, drains or other conduits) and air (including without limitation air within buildings and other natural or man made structures above or below ground).

                 (ii) "Environmental Legislation", means any law relating to the Environment whether Irish ) Law, European Community Law, or common or customary law and any order, rule regulation, directive statutory instrument, bye-law or other legislative measure thereunder of any jurisdiction whatsoever.
                 (iii) "Environmental Matters", mean any matter arising out of, relating to or resulting from pollution, contamination, protection of the Environment, human health or safety, health and safety of animal or plant life, sanitation and any matters relating to actual or threatened emission, discharges, dissemminations, releases of Hazardous Materials into the Environment or otherwise arising out of or relating to or resulting from the manufacture, processing distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

                 (iv) "Environmental Permit", means any permit, licence, approval, consent, registration or other authorisation required by or pursuant to any applicable Environmental Legislation or relating to Environmental Matters.

                 (v) "Hazardous Materials", means any pollutants, contaminants, radio-active explosive, oxidising, flammable, toxic, harmful, corrosive, irritant, dangerous, hazardous, infections, carcinogenic, teratogenic, etiologic or mutagenic substances, materials constituents, chemicals, preparations or waste (including without limitation petroleum or any by products of fractions thereof, any form of natural gas, asbestos and asbestos containing material or any derivations thereof, polychlorinated biphenls ("PCB") and PCB containing equipment, radon or radio-active elements, pesticides and defoliants) or any other meanings ascribed to such terms by any Environmental Legislation).

                 (vi) "Substance", includes (without limitation) any solid, liquid, gas, noise or electromagnetic or other radiation.

         (b) The Companies have never and to the best of the such company's knowledge no third party has ever used, generated, manufactured, treated, stored, emitted, released, discharged or disposed of, under or about the Properties or transported to or from the Properties any Hazardous Materials.

         (c) Each Company has operated at all times and in compliance (and at Completion will be compliance) in all respects with Environmental Legislation or in any notices served on any Company pursuant to such Environmental Laws.

         (d) Each Company has obtained all Environmental Permits requisite for its operations and all activities which are in full force and effect and has not been, is not and at Completion shall not be in breach of such Environmental Permits or any conditions attached thereto. No works or other investment or will be necessary to serve compliance with or to obtain or maintain the Environmental Permits and there are no facts or circumstances indicates that the Environmental Permits would or might lapse or be revoked, suspended, cancelled, varied, reviewed or not renewed. All Environmental Permits are transferable to the Purchaser without the consent of any other person.

         (e) Neither the execution nor the performance of this Agreement will cause any Environmental Permit to be withdrawn or modified
(f)No notice or communication has been received by a Company from any competent authority or third party alleging that it has been, is or may be in breach of any Environmental Legislation or any Environmental Permit or the conditions attached thereto and there are no claims (civil or criminal) or demonstrative actions, investigations enquiries or proceedings pending or, to the knowledge of the Warrantor, threatened against any Company that are based on or related to any Environmental Matters or the failure to have any required Environmental Permit and there are no facts of which the Company is aware or ought to be aware which would or may result in any such notice or communication.

         (g) Each Company, after due and careful enquiries on its part, has not:-

                (i) by omission or omission caused, permitted or contributed in any way to damage to the Environment by pollution, contamination, release or discharge or omission.

                 (ii) discharged, emitted, spilled or otherwise caused to pass into the Environment any Hazardous Materials or other Substance.

                 (iii) created or allowed any circumstances to exist that might be harmful to human health or the Environment.

                 (iv) produced, handled, stored, transported or otherwise treated or dealt with in any manner whatsoever and whether on the Properties or otherwise any Hazardous Materials.

         (h) No Company has used any waste disposal site or otherwise disposed of, transported or arranged for the transportation of any Hazardous Materials or Substances to any place or location.

                 (i) No Company is aware of any breach of any Environmental Legislation or any Environmental Permits (or the conditions attaching thereto) by any third party (including without limitation an employee, servants, agents or contractors of such Company) or any other circumstances relating to the Environmental Matters which has resulted or could result in damage or injury to the Properties or damage or injury to persons present from time to time on the Properties or to the Environment generally arising from the Properties.

         (j) Full and complete details of all insurance currently or previously maintained by each Company against any potential claim relating to Enviromental Matters are set forth in the Disclosure Letter and all premiums in respect thereof are and at the completion date shall be fully paid. Full and complete details of all circumstances surrounding any refusal of any application for such type of insurance are also set forth in the Disclosure Letter (inlcuding the basis for such refusal).

                                   Part VI
                                   -------

                            Trading and Contracts
                            ---------------------

31.      Liabilities
         -----------

         None of the Companies has liabilities (actual contingent or otherwise and whether quantified or not) other than those disclosed in the Accounts save such liabilities as have been incurred since the Accounting Date in the ordinary course of business of such company.

32.      Prior Transactions
         ------------------

         (a)     Since the Accounting Date as regards each of the Companies:-

         (b) its business has been carried on in the ordinary and usual course and so as to maintain the same as a going concern;

         (c) there has been no deterioration in either its turnover or financial or trading position and it has not disposed of any assets (including knowhow) or assumed or incurred any material liabilities (including contingent liabilities) otherwise than in the ordinary course of carrying on its business and at the fair market value thereof;

         (d) its business has not been materially and adversely affected by the loss of any important customer or source of supply or labour dispute or by any abnormal factor and after making due and careful enquiries the Warrantor is not aware of any facts likely to affect such company in such manner;

         (e) no bonuses dividends or other distributions have been declared paid or made or deemed to have been declared paid or made on or by reference to its issued or allotted share capital;

         (f) it has not disbursed any cash except in the ordinary course of its business and all amounts received by it have been deposited with its bankers and appear in the appropriate books of account;

         (g) it has not made any loan to any party or paid any dividend or other distribution;

         (h) it has not made or received any surrender relating to group relief;

         (i) it has not entered into any capital transactions as vendor, purchaser, lessor or lessee or otherwise undertaken any material commitments on its capital account in either case involving any capital expenditure in excess of IR 25,000 on each individual item or commitment;

         (j) it has not made any borrowings or acquired any assets on lease or by hire purchase or repaid or become liable to repay any loan or indebtedness in advance of its stated maturity;

         (k) it has not, knowingly done anything to prejudice its goodwill;

         (l) it has paid its creditors in accordance with their respective credit terms and there are no amounts due by it which have been due for more than sixteen weeks;

         (m) it has not issued or given or agreed to issue or give any shares, options over shares or securities convertible to shares;

         (n) it has not altered its Memorandum and Articles of Association or passed or adopted any resolution of its shareholders;

         (o) it has not caused or permitted any of its policies of insurance to lapse or become voidable or done or omitted to do anything whereby it might be denied indemnity in respect of any actual potential or pending claim;

         (p) it has not made any alteration in the rates of pay, bonuses, benefits, pensions or other terms of employment or engagement of any employee, ex-employee, consultant, contractor or director.

33.      Compliance with Statutory Requirements

         (a) All statutory municipal and other like requirements applicable to the business or affairs of each of the Companies (whether the same shall be in or of Ireland or in or of any other country whatsoever) have been complied in all material respects by each of the Companies and there are no such requirements outstanding.

34. Each of the Companies has at all times, carried on its business and conducted its affairs in all material respects in accordance with its Memorandum and Articles of Association for the time being in force and any other documents to which it is or has been a party.

35.      No Unusual Contracts, etc
         -------------------------

         (a) None of Companies is party to any contract entered into otherwise than in the ordinary and usual course of business or any contract of an onerous or unusual or long term nature or containing any onerous unusual or other provision material for disclosure to an intending purchaser of the Shares including but not limited to any contract for the supply of goods or services at a price different from that reasonably obtainable on any arms' length basis.


         (b) None of the Companies nor any other party to any such agreement, arrangement or obligation is in material breach of or default under any agreement, arrangement or other obligation binding on it or any of its assets and no threat or claim of such breach or default has been made against any of the Companies; and to the best of the knowledge information and belief of the Warrantor there are no circumstances likely to give rise to such default or breach.

         (c) No tender, quotation or offer issued or made at any time by any of the Companies is or will become capable of giving rise to a contract by an order or acceptance by another party or parties, save in the ordinary course of business and on terms calculated to yield a gross profit margin consistent with the prudent carrying on of the business of each of the Companies.

36.      No Guarantees or Capital Commitments, etc
         -----------------------------------------

         No guarantees, indemnities or undertakings, capital commitments or unusual liabilities have been made given entered into or incurred by or on behalf of any of the Companies whether in respect of the liabilities of the Warrantor or any company owned or controlled by it and there are no outstanding agreements or arrangements to give, make, enter into or incur any of the same.

37.      Customer Relations
         ------------------

         None of the Companies has any dispute in respect of a material amount with any of its customers with regard to alleged defective goods or negligent services supplied or rendered by it.

38.      Product Liability
         -----------------

         (a) None of the Companies has manufactured, supplied or sold any products which are or were, or will become, in any material respect faulty or defective or which does not comply in any material respect with any warranties or representations expressly or impliedly made by any of the Companies or with all applicable regulations standards and requirements in respect thereof.

         (b) None of the Companies is subject to any liability or obligation (save as may be implied by law) to service repair maintain take back or otherwise do or not do anything in respect of any products that have been delivered by it prior to Completion.

         (c) There has not within a period of six years prior to the date hereof been any product liability claim against any of the Companies nor is there any such claim outstanding pending or threatened against any of the Companies and the Warrantors are not aware of any circumstances likely to give rise to such a claim being made against any of the Companies.

39.      Purchases and Sales
         -------------------

         (a) Neither more than 15% of the aggregate amount of all the purchases, nor more than 10% of the aggregate amount of all the sales of any of the Companies are obtained or made from or to the same supplier or customer (including any person, firm or company in any way connected with such supplier or customer) nor is any material source of supply to, or any material outlet for the sales of any of the Companies in jeopardy or likely to be in jeopardy.

         (b) During the period of two years ending on the Accounting Date, the business of each of the Companies has not been adversely affected by the loss of any important customer or source of supply or by any abnormal factor and the Warrantors do not know of any facts likely to affect any of the Companies in such manner.

40.      No Litigation or Default in Obligation
         --------------------------------------

         (a) None of the Companies nor any person for whose acts or defaults it is or may be vicariously liable is engaged in or threatened with any litigation or arbitration affecting any of the Companies and neither to the best of the knowledge and belief of the Warrantor is any such litigation or arbitration pending or threatened and further none of the Companies nor any of its officers is in the course of being prosecuted for any criminal offence and the Warrantor are not aware of any circumstances likely to lead to such litigation arbitration or prosecution and none of the Companies are in default in respect of any material obligation whether contractual statutory or municipal.

         (b) Neither the Warrantor nor any of the Companies nor, to the best knowledge, information and belief of the Warrantor, any other person is engaged in or threatened with any litigation or arbitration seeking to prohibit, or the effect of which would be to prohibit, the consummation of the transactions contemplated by the within Agreement (or any agreement relating thereto) in accordance with its terms or to obtain damages in respect thereto.

         (c) None of the Companies is in default with respect to any of the duties or obligations imposed on it by the Factories Act, 1955, the Safety in Industry Act, 1980, the Office Premises Act, 1958, the Industrial Training Act, 1967, the Dangerous Substances Acts, 1972-1979, the Labour Services Act, 1989 or any other statute or enforceable regulation affecting any of the Companies, its business or the conduct thereof.

41.      Legal Compliance
         ----------------

         None of the Companies has done or omitted to do any act or thing which is in breach of or contrary to any law, statute or regulation materially affecting its business and to which it is subject whether in Ireland or elsewhere and none of the Companies nor any of the officers or employees of any of the Companies is in material default under any such law, statute, or regulation or under any award, judgement or order of any court or tribunal of Ireland or of any foreign country having jurisdiction over any of the Companies or any assets or over any of such officers or employees.

42.      Powers of Attorney
         ------------------

         (a) None of the Companies has delegated any powers under a power of attorney which remains in effect.

         (b) There are not outstanding any authorities (express or implied) by which any person may enter into any contract or commitment to do anything on behalf of any of the Companies.

         (c) None of the Companies has given to any person any power of attorney or other authority (express, implied or ostensible) which is still outstanding.

43.      Name of Business
         ----------------

         None of the Companies uses on its letterhead books or vehicles or otherwise carry on business under any name other than its corporate name.

44.      Competition
         -----------

         (a) None of the Companies is a party to or concerned in any agreement, practice or arrangement which is registered or notifiable under or contravenes or is invalidated (in whole or in part) by the provisions of the Competition Acts, 1991 to 1996 and no order has been made thereunder against any of the Companies.

         (b) None of the Companies is nor has it been, party to or concerned in any agreement, decision or practice prohibited by Articles 85 or 86 of the Treaty of Rome, or which contravenes any anti-trust, anti-monopoly or anti-cartel legislation or regulations of Ireland or of the European Community, nor has any of the Companies made any application to the Commission of the European Communities for a declaration of inapplicability or for negative clearance in respect of any agreement, decision or practice, nor is any of the Companies abusing, nor has it abused, a dominant position.

         (c) None of the Companies has given any covenants limiting or excluding its right to do business and/or compete in any area or field with any other person.

45.      Permits
         -------

         (a) Each of the Companies has all material permits, licenses and authorities necessary for the carrying on of its business and is not in breach of any condition of any such permit, licence or authority breach of which would be likely to have a material adverse effect on its business.

46.      Agents and Distributors and Joint Ventures
         ------------------------------------------

         True and complete particulars of each agency or distributors contract, joint venture, consortium, partnership or other unincorporated association or other agreement whatsoever entered into by each of the Companies relating in any way to its business and subsisting at the date hereof have been disclosed to the Purchaser and are referred to or contained in the Disclosure Letter and none of the Companies has received any notice purporting to terminate or terminating such contracts and none of the Companies is aware of any circumstances likely to give rise to any termination. None of the Companies is nor has it agreed to become, a party to any arrangement or agreement for the sharing of commissions or other income.

47.      Data Protection
         ---------------

         (a) Each of the Companies has duly complied with all relevant requirements of the Data Protection Act, 1988 insofar as they apply to such company.

         (b) None of the Companies has received any notice or allegation pursuant to the provisions of that Act either from the Data Protection Commissioner or any data subject or any claim for compensation under or pursuant to the provisions of that Act nor are the Warrantors aware of any circumstances likely to give rise to any such notice, allegation or claim being served on any of the Companies.

48.      Arms Length Contracts
         ---------------------

         None of the Companies is a party to nor has its profits or financial position during the five years prior to the date of this Agreement been affected by any contract or arrangement which is not of an entirely arms-length nature.

49.      Management Reports
         ------------------

         There have been no reports commissioned by or on behalf of any of the Companies concerning any of those Companies by financial or management consultants within the period of one year prior to the date of this Agreement.

50.      Agencies
         --------

         There are no licences, distributorship agreements, industrial properties rights, commission or other agencies or other appointments whatsoever in the names of the Warrantor or any member of Reunion Group or any of them or in the name of a nominee for them or any of them which appointment licence agency or agreement is related to the business carried on by each of the Companies with its customers and suppliers.

51.      Management Controls
         -------------------

         None of the Companies has entered into any management contract in respect of the Properties and to the extent that it has so entered a contract, such contract shall have been terminated at completion.

                                   Part VII
                                   --------

                                  Employees
                                  ---------

52.      Service Agreements
         ------------------

         There are not in existence any service agreements with directors or employees of any of the Companies which cannot be terminated by three months notice or less or (where not reduced in writing) by reasonable notice without giving rise to any claim for damages or compensation (other than the statutory redundancy payment or statutory compensation for unfair dismissals).

53.      Pensions
         --------

         (a) The information set out in the Disclosure Letter, comprises full and accurate disclosure in all material respects of all retirement, death, superannuation and pension benefits and schemes actually or contingently agreed, or due, or accrued, or proposed in respect of all of the present and former employees of each of the Companies (all such schemes and benefits being hereafter called the "Pension Schemes").

         (b) There are no gratuitous payments, pensions, or benefits payable, promised, undertaken or being paid by any of the Companies to any directors, consultants, employees or former directors consultants or employees of any of the Companies.

         (c)     None of the Companies nor any of the Warrantors:-

                 (i) has given any undertaking or assurance (whether legally enforceable or not) to any employee or to any widow, child or dependant of any employee as to the continuance, introduction, improvement or increase of any benefit of a kind described in paragraph (b) above; or

                 (ii) is paying or has in the last three years paid any benefit of the kind described in paragraph (b) above to any employee or the widow, child or dependant of any employee.

         (d) The Pension Schemes have been registered pursuant to the provisions of the Pensions Act, 1990.

         (e) The Pension Schemes are exempt approved schemes within the meaning of Section 774 of the Taxes Consolidation Act, 1997 and comply with and have at all times and in all material respects been administered in accordance with all applicable laws, regulations and requirements (including those of the Revenue Commissioners and of trust law) and none of the Warrantors are aware of any reason why such exempt status should or could be withdrawn.

         (f) True copies of all of the Definitive and Interim Trust Deeds and Rules, and all material Explanatory Booklets and Announcements relating to the Pension Schemes have been delivered to the Purchaser and copies thereof are contained in the Disclosure Letter, and none of the Companies has any obligation to any employee or former employee in relation to death in service, pension, superannuation benefits save as provided in the said Deeds, Rules, Booklets and Announcements.

         (g) The Disclosure Letter contains a true copy of the latest Trustees reports and actuarial valuations for such Pension Schemes as are defined benefit schemes (as defined in 5.2 Pension Act, 1990).

         (h) All benefits payable under the Pensions Schemes on the death of any person while in employment to which the Pension Schemes relate are insured fully with an insurance company.

         (i) All contributions and insurance premiums relating to the Pension Schemes which have fallen due for payment have been paid and no such amounts for which each of the Companies is or may become liable (whether wholly or in part) have been incurred but not paid and in the case of a Pension Scheme which is a defined benefit scheme, contributions have been and are currently paid in accordance with the actuarial valuations.

         (j)     Each of the Companies:-

                 (i) has been admitted to participation in the Pension Schemes on the same terms as apply to all other employers participating in the Schemes;

                 (ii) has in all material respects observed and performed those provisions of the Pension Schemes which apply to it;

                 (iii) may terminate its liability to contribute to the Pension Schemes without notice, without the consent of any person and without further payment;

                 (iv) has at all material times held or been named in a contracting-out certificate referable to the Pensions Scheme.

         (k) The trustees of the Pension Scheme are not engaged in any litigation or arbitration proceedings and so far as the Warrantors are aware no litigation or arbitration proceedings are pending or threatened by or against the trustees of the Pension Scheme and there are no facts likely to give rise to any litigation or arbitration.

         (l) Each person who is or was eligible to join the Pension Schemes was invited to join the Pension Schemes when first eligible to do so and has been admitted to membership in accordance with the terms of the Pension Schemes.

54.      Amounts due to Directors
         ------------------------

         Save as set forth in the Accounts there are no amounts owing to any present or former directors of any of the Companies other than remuneration agreed due or for reimbursement of business expenses properly incurred.

55.      Non-Deductible Payments to Employees
         ------------------------------------

         Save to the extent (if any) to which provision or allowance has been made in the Accounts none of the Companies has made or agreed to make any payment to or provided or agreed to provide any benefit for any present or former officer or employee which is not allowable as a deduction for the purposes of taxation.

56.      Breach of Contract, etc
         -----------------------

         No liability has been incurred by any of the Companies for breach of any contract of service for redundancy payment or for compensation for wrongful or unfair dismissal or for failure to comply with any order for the reinstatement or re-engagement of any employee and no gratuitous payment has been made or promised by any of the Companies in connection with the termination or proposed termination of the employment of any present or former director or employee.

57.      Trade Disputes
         --------------

         None of the Companies is involved in any industrial or trade dispute or any dispute or negotiation regarding a claim of material importance with any trade union or organisation or body of employees or any dispute arising out of or affected by or otherwise relating to the provisions of any employment legislation applicable in Ireland and there are no agreements or other arrangements (whether or not legally binding) between any of the Companies and any trade union or other body representing employees.

58.      Employee Share Schemes
         ----------------------

         None of the Companies has in existence nor is it proposing to introduce any share incentive scheme share option scheme or profit sharing scheme for all or any part of its directors or employees.

59.      Statutory Obligations
         ---------------------

         (a) Each of the Companies has in relation to each of its employees (and so far as is relevant to each of its former employees):-

         (b) complied in all material respects with all obligations imposed on it by any statutory provision or regulation and codes of conduct relevant to the relations between it and its employees or any recognised trade union and has maintained adequate and suitable records regarding the service of each of its employees; and

         (c) complied in all material respects with all collective agreements for the time being having effect as regards such relations or the conditions of service of its employees;

         (d) complied in all material respects with the Redundancy Payments Acts, 1967-1991, the Minimum Notice and Terms of Employment Acts, 1973 - 1991, the Organisation of Working Time Act 1997, the Anti-Discrimination (Pay) Act, 1974, the Protection of Young Persons (Employment) Act, 1996, the Unfair Dismissals Acts, 1977 to 1993, the Protection of Employment Act, 1977, the Employment Equality Act, 1977, the European Communities (Safeguarding of Rights of Employees on Transfer of Undertakings) Regulations 1980, the Maternity Protection of Employees Act, 1981 and 1991, the Pensions Act, 1990, the European Communities (Protection of Workers) (Exposure to Noise) Regulations 1990, the Payment of Wages Act, 1991, the Worker Protection (Regular Part Time Employees) Act, 1991, the Industrial Training (Apprenticeship Levy) Act, 1994, the Terms of Employment (Information) Act, 1994, the Maternity Protection Act, 1994 and the Adoptive Leave Act, 1995.

60.      Employee Relations
         ------------------

         Each of the Companies enjoys a good relationship with its employees and no such employee in receipt of a salary at a basic rate in excess of

IR 15,000 per annum has advised such company formally or informally that he is terminating or considering terminating his employment with such company and the Warrantors are not aware of any circumstances likely to give rise to such termination and further none of the Companies has a dispute with any of its employees of a material nature.

61.      Full Time Employees
         -------------------

         To the best knowledge information and belief of the Warrantor, all persons in receipt of income at a basic rate in excess of IR 15,000 per annum who have during the period since the Accounting Date habitually or normally carried out duties of a full time nature on behalf of any of the Companies in connection with its business and affairs shall at Completion be employees of each of the Companies and at Completion no such person shall be bound by any contract (whether of employment or otherwise) to carry out duties for or on behalf of the Warrantor or any company controlled by it.

62.      Changes in Terms
         ----------------

         No change has been made since the Accounting Date by any of the Companies in the rate or basis of the emoluments or other terms of any contract of service, contract for services or otherwise of any directors or employees of any of the Companies who at any time since the Accounting Date were in receipt of emoluments at the rate of IR 15,000 per annum or more.

63.      Particulars
         -----------

         True and complete particulars of the total numbers of each of the Companies's full time and part time employees as at the Accounting Date, their dates of commencement of employment or appointment to office, and terms and conditions of their employment including their remuneration and other benefits have been disclosed to the Purchaser and are referred to or contained in the Disclosure Letter and there has been no material change in such numbers since the Accounting Date.

64.      No Contractual Obligations
         --------------------------

         None of the Companies is under any contractual or other obligation to increase the rates of remuneration of or make any bonus or incentive or other similar payment to any of its officers or employees at any future date.

65.      Recognition of Unions
         ---------------------

         None of the Companies has entered into any recognition agreement with a trade union nor has it done any act which might be construed as recognition.

                                  Part VIII
                                  ---------

                             Corporate & General
                             -------------------

66.      Directors and Secretary
         -----------------------

         The Directors and Secretary of each of the Companies are the persons listed as such in the Fourth Schedule to the within Agreement.

67.      No Governing Directors
         ----------------------

         There are no permanent or governing directors of each of the Companies and none of the Companies is under any liability to pay any sum whatsoever to any former director or governing director.

68.      Documents
         ---------

         All title deeds relating to the properties/assets of each of the Companies and an executed copy of all agreements to which any of the Companies is a party, and the original copies of all other documents which are owned by or ought to be in the possession of any of the Companies are in its possession.

69.      Associated Companies
         --------------------

         None of the Companies directly or indirectly hold shares or any interest in any other body corporate.

70.      Branches
         --------

         None of the Companies has outside Ireland any branch agency or place of business, or any permanent establishment (as that expression is defined in the relative double taxation relief orders current at the date of this Agreement).

71.      No Issues or Options
         --------------------

         Save as disclosed in the Accounts none of the Companies has issued any shares or agreed to give any option in respect of any shares nor issued nor agreed to give any option in respect of any debenture or other security and there are outstanding no options in respect of any such shares debentures or securities.

72.      Commissions
         -----------

         No person is entitled to receive from any of the Companies any finders fee, brokerage or other commission in connection with the sale and purchase of the Shares under this Agreement.

73.      Execution of Agreement
         ----------------------

         (a) Each of the Companies and the Warrantors have full power and authority to enter into this Agreement and into all Agreements and documents provided for herein and this Agreement and such other agreements and documents will when executed constitute binding obligations on each of the Companies and the Warrantors in accordance with their terms.

         (b) All necessary consents under the Mergers Takeovers & Monopolies (Control) Act, 1978 (as amended), the Competition Act, 1991 and other consents requirements and conditions in relation to the issue and transfer of shares, the borrowing and lending of and by each of the Companies and the operations of each of the Companies have been duly obtained and complied with and are in full force and effect.

         (c) The registers of members, directors and charges maintained by each of the Companies accurately record all of the information intended or purported to be recorded therein, and are accurate, comprehensive and up to date in all respects.

74.      Effect of Agreement
         -------------------

         (a)     The making or implementation of this Agreement will not:-

         (b) cause any lease, tenancy, licence, concession, grant or agreement of any nature whatsoever to which any of the Companies is a party to be or become liable to be avoided revoked or otherwise affected in any material way;

         (c) (without prejudice to the generality of the foregoing) impose upon any of the Companies any penalty cost charge expense or obligation of any nature (including without limitation any obligation to sell or purchase shares in any company);

         (d) result in the creation, imposition, crystallisation or enforcement of any encumbrance whatsoever of any of the assets of any of the Companies; or

         (e) result in any present or future indebtedness of any of the Companies becoming due or capable of being declared due and payable prior to its stated maturity.

75.      Returns Up-to-Date
         ------------------

         (a) All returns particulars resolutions and other documents required to be filed or to be delivered on behalf of any of the Companies with or to the Registrar of Companies of Ireland or any other applicable jurisdiction or with or to any other public office, local authority or otherwise, have been correctly and properly made up and so filed or delivered within the period prescribed.

         (b) All charges in favour of each of the Companies have (if appropriate) been registered in accordance with the provisions of the Companies Acts, 1963 - 1990.

76.      Records
         -------

         (a) All accounts books ledgers financial and other material records of whatsoever kind of each of the Companies have at the date hereof been fully properly and accurately kept and completed and there are no material inaccuracies or discrepancies of any kind contained or reflected therein or in any of them and at the date hereof they give and reflect a true and fair view of the financial contractual and trading position of each of the Companies and of its plant, machinery, fixed and current assets and liabilities (actual and contingent), debtors and creditors, stock-in-trade and work-in-progress.

         (b) None of the records, details or information relating to the business of any of the Companies is recorded, monitored or in any manner dependent in whole or in part on any electronic mechanical or photographic process (whether computerised or not) which is not under the exclusive ownership and direction of each of the Companies.

77.      Memorandum and Articles of Association
         --------------------------------------

         The copy of the Memorandum and Articles of Association of each of the Companies which has been supplied to the Purchaser and its advisers on or prior to the date hereof is a true copy and accurate and complete in all respects annexing or embodying all alterations which have been made up to the date hereof.


78.      Intentionally Deleted.

79.      Insolvency
         ----------

         (a) No order has been made or petition presented or resolution passed for the winding up of any of the Companies and there are no grounds on which any such order or petition could be made or presented and no such resolution is contemplated by the members or any of them.

         (b) No distress, execution or other process has been levied on any of the assets of any of the Companies, nor has any of them stopped payment or become insolvent or unable to pay its debts for the purposes of Section 214 of the Companies Act, 1963.

         (c) No power to appoint a receiver or administrative Receiver has been exercised or has arisen in respect of the business or any of the assets of any of the Companies and there is no unfulfilled or unsatisfied judgement or Court order outstanding against any of them.

80.      Investigations
         --------------

         There are not pending, or in existence, any investigations or enquiries by, or on behalf of, any governmental or other body in respect of the affairs of any of the Companies.

81.      Attachment of Defaulters Funds
         ------------------------------

         No notice of attachment has been served on any of the Companies nor in relation to any funds of any of the Companies under Section 73(2) of the Finance Act, 1988.

82.      Compliance with the Companies Act, 1990
         ---------------------------------------

         (a)     None of the Companies has:-

         (b) had its affairs investigated pursuant to Section 7 or Section 8 or Section 9 of the 1990 Act nor has there been any investigation of the ownership of the shares of any of the Companies pursuant to Sections 14 and 15 of the 1990 Act nor has there been a direction made under Section 16 of the 1990 Act nor an investigation pursuant to Section 66 of the 1990 Act;

         (c)     entered into any arrangement in breach of Section 28 or
Section 29 of the 1990 Act;

         (d) made any loans or quasi-loans (within the meaning of Section 25 of the 1990 Act), entered into any credit transactions as creditor or entered into any guarantee or indemnity or provided any security in connection with a loan, quasi-loan or credit transaction in breach of Section 31 of the 1990 Act;

         (e) been and is not related to any other company for the purpose of Section 140 of the 1990 Act and is not and will not at any time be liable to be subject to an order made under that Section by virtue of any act (whether of commission or omission) that occurred prior to Completion;

         (f) had a notice served on it by its auditors pursuant to Section 185 or 194 of the 1990 Act;

         (g) been struck-off and subsequently restored to the Register pursuant to the provisions of Section 311 (a) of the 1963 Act;

         (h) entered into any transaction or arrangement, particulars whereof would, pursuant to Section 41 of the 1990 Act, require to be contained in the accounts prepared by such company;

         (i) purchased or redeemed its own shares or those of its holding company or created treasury shares pursuant to the provisions of Part XI of the 1990 Act.

83.      Conditions Precedent Fulfilled
         ------------------------------

         At Completion each of the conditions precedent to the within Agreement as set out in Clause 2.1 shall have been duly fulfilled in accordance with its terms.

84.      Title
         -----

         The Warrantor is the sole registered and beneficial owner free from encumbrances of all of the Shares specified opposite its name in the First Schedule to the Agreement (the "RII Shares") and is absolutely entitled to all dividends, proceeds, interests, voting and other rights payable thereon and in respect thereof and attaching thereto. None of the RII Shares are subject to any current or pending claim or litigation as to their title or ownership. No person or persons other than the Warrantor (in respect of such of the Shares set opposite his/her name in the First Schedule to the Agreement) has any right, title, interest or estate to or in any of such RII Shares or their proceeds. No pledge, mortgage, equitable deposit, charge or other security interest exists or has been created or is in course of being created over any of the RII Shares or any rights attaching thereto. No person has any option over any of the RII Shares.

                                   Part IX
                                   -------

                             Taxation Warranties
                             -------------------

85.      General
         -------

         At Completion, all Taxation for which each of the Companies is liable will if and insofar as such Taxation or other sums ought to be paid prior to or on Completion, have been paid at or before Completion and the Companies will not have any liability, in respect of Taxation falling due for payment on or prior to Completion.

86.      Agreements to Indemnify
         -----------------------

         None of the Companies have entered into any financing, leasing or other agreement in which or in connection with which it has indemnified any other party against any claim, loss or other liability, arising from any change in tax legislation or in the interpretation of tax legislation.

87.      Accounting and Taxation Treatments
         ----------------------------------

         There are set out in the Disclosure Letter full particulars of all differences between the accounting and taxation treatments of all items in the Accounts.

88.      Employee Share Schemes
         ----------------------

         (a) None of the Companies operates nor has at any time operated any share option scheme, profit sharing scheme or other employee share scheme. [Save for the schemes details of which are set out in the Disclosure Letter.]

         (b) [The share option scheme, details of which are set out in the Disclosure Letter, is an approved scheme for the purposes [Schedule 32, paragraph 7 (1) of the Taxes Consolidation Act, 1997], [and no circumstances exist which would lead the Revenue Commissioners to withdraw approval of such scheme or to contend that any of the Companies is not a qualifying company carrying on a specified trade].]

         (c) The profit sharing scheme, details of which are set out in the Disclosure Letter, is an approved scheme for the purposes of Part 17, Chapter 1 of the Taxes Consolidation Act, 1997 and no circumstances exist which would lead the Revenue Commissioners to withdraw approval of such scheme.

         (d) None of the employees of any of the Companies have benefited from the provisions of Section 479 of the Taxes Consolidation Act, 1997. If the employees of any of the Companies have benefited from Section 479 of the Taxes Consolidation Act, 1997 no circumstance exists in relation to any of the Companies which would lead to the withdrawal of the relief.

89.      Domicile and Residence
         ----------------------

         None of the Companies has been at any time, for Taxation purposes, resident in any jurisdiction other than Ireland nor have they been at any time managed or controlled in or from any country other than Ireland and none of the Companies has at any time established a branch or carried on any trade in any other country.

90.      Secondary Liability
         -------------------

         No act or transaction has been effected in consequence of which any of the Companies is or may be liable for any Taxation primarily chargeable against some other person.

91.      PAYE/Social Welfare
         -------------------

         Each of the Companies is registered for the purposes of regulations made under Section 986 of the Taxes Consolidation Act, 1997 and has complied with and made payments due under such regulations and is not liable to any abnormal or non-routine payment or any forfeiture or penalty or to the operation of any penal provisions due to non-compliance with the said regulations.

92.      Compliance and Records
         ----------------------

         Each of the Companies has complied in all respects with the Social

Welfare Consolidation Act 1993, the Health Contributions Act, 1979, Youth Employment Agency Act, 1981, and any Regulations made under any such Acts and has maintained full complete, correct and up to date records for the purposes thereof and has not committed any offence Part VI, Chapter 4 of the Social Welfare Consolidation Act, 1993 and is not liable for any abnormal or non-routine payment or any forfeiture or penalty or for the operation of any penal provisions due to non-compliance with the said Acts and/or Regulations.

93.      Intentionally Deleted

94.      Treatment of Premiums as Rental Income
         --------------------------------------

         None of the Companies has effected or entered into any act, transaction or arrangement of any nature whereby any of the Companies has incurred or may hereafter incur any liability under or by virtue of any of Sections 98, 99, 100 and 103 of the Taxes Consolidation Act, 1997.

95.      Use of Machinery and Plant and Industrial Buildings
         ---------------------------------------------------

         Any machinery or plant provided for use for the purposes of the trade of each of the Companies after 1 April 1990 is used wholly and exclusively for the purposes of the trade of each of the Companies. (Section 283 and 284 of the Taxes Consolidation Act, 1997). On the sale of any machinery and plant at the value thereof shown, no balancing charge will be incurred. The Companies have claimed writing down allowance under Section 272 of the Taxes Consolidation Act, 1997 in respect of any industrial building used in the business of the Companies.

CORPORATION TAX

96.      Non-Deductible Payments to Directors and Employees
         --------------------------------------------------

         None of the Companies has paid nor has it agreed to pay nor is it nor will it become liable to pay nor be liable to pay remuneration or compensation for loss of office or make any gratuitous payment or any other payment in respect of management or other services rendered or to be rendered to any of the Companies by any of its present or former directors or employees which will not be deductible in computing the taxable profits of such company.

97.      Group Relief
         ------------

         (a) None of the Companies has claimed, surrendered or agreed to surrender any amount by way of group relief under the provisions of Section 411 to 424 and section 456 of the Taxes Consolidation Act, 1997.

         (b) None of the Companies is nor will it at any time in the future become liable to make a subvention payment or any other payment for an amount surrendered by any other company under or in connection with the provisions of Sections 411 to Section 424 and Section 456 of the Taxes Consolidation Act, 1997.

98.      Excess Interest Paid to Directors and Employees
         -----------------------------------------------

         No interest has been paid to any director or any associate of any director of the Companies so as to result in any liability to tax falling on any such company under Section 437 of the Taxes Consolidation Act, 1997.

99.      Loans or Write Off of Loans to Shareholders
         -------------------------------------------

         No loan or advance or payment has been made or consideration given or transaction effected falling within Sections 438 or 439 of the Taxes Consolidation Act, 1997.

100.     Disallowance of Trading Losses
         ------------------------------

         No change of ownership of any of the Companies has taken place in circumstances such that Section 401 of the Taxes Consolidation Act, 1997 has or may be applied to deny relief for a loss or losses incurred by it.

101.     Intentionally Deleted

102.     Capital Allowances against Leasing Income
         -----------------------------------------

         The restrictions on the use of the capital allowances for certain leased assets as set out in Section 403 of the Taxes Consolidation Act, 1997 do not apply to any transactions entered into by any of the Companies.

103.     Capital Allowances Net of Grant
         -------------------------------

         The provisions of Section 317(3) of the Taxes Consolidation Act, 1997 do not apply to any expenditure incurred by any of the Companies.

104.     Profits from Land Development
         -----------------------------

         None of the Companies has entered into any transaction as a result of which it could be assessed to tax under Part 22 of the Taxes Consolidation Act, 1997.

105.     Losses and Charges against Profits
         ----------------------------------

         The utilisation of losses incurred or charges paid by each of the Companies is not restricted by Sections 243, 396, 455 or 456 of the Taxes Consolidation Act, 1997.

106.     Limited Partnerships: Relief Restrictions
         -----------------------------------------

         The provisions of Section 1013 of the Taxes Consolidation Act, 1997 do not and will not apply to any transactions entered into by any of the Companies.

DIVIDENDS AND DISTRIBUTIONS

107.     Advance Corporation Tax ("ACT") and Dividend Withholding Tax ("DWT")
         --------------------------------------------------------------------

         (a) None of the Companies has any outstanding liability to ACT, under Chapter 8 of Part 6 of the Taxes Consolidation Act, 1997.

         (b) None of the Companies has made an election under Section 165 of the Taxes Consolidation Act, 1997 (group dividends).

         (c) None of the Companies has made a surrender under Section 166 of the Taxes Consolidation Act, 1997 (surrender of ACT).

         (d)     None of the Companies is affected by the provisions of
Section 167 of the Taxes Consolidation Act, 1997 (carrying forward of ACT, where a change in ownership of company).

         (e)     None of the Companies is affected by the provisions of
Section 170 of the Taxes Consolidation Act, 1997 (application of ACT, to interest on certain loans - transitional provisions "Section 84 loans" now Sections 130-134 Taxes Consolidation Act 1997).

         (f) None of the Companies has any outstanding liability to DWT under Chapter 8A of Part 6 of the Taxes Consolidation Act, 1997

         (g) The Companies have complied with the requirements of Chapter 8A of Part 6 and Schedule 2A of the Taxes Consolidation Act, 1997.

108.     Acquisition of Own Shares
         -------------------------

         None of the Companies has acquired any of its own shares pursuant to the provisions of Chapter 9 of Part 6 of the Taxes Consolidation Act, 1997.

109.     Treatment of Expenses  as Dividends and Distributions
         -----------------------------------------------------

         None of the Companies has ever incurred any expense or paid any amount in consequence of which it has been or could be treated under Section 436 or Section 437 of the Taxes Consolidation Act, 1997 as having made a distribution.

110.     Treatment of Dividends on Certain Preference Shares
         ---------------------------------------------------

         Section 138 of the Taxes Consolidation Act, 1997 does not apply to any dividend paid by any of the Companies in respect of its preference shares.

111.     Section 130 Loans ("Section 84 loans")
         --------------------------------------

         None of the Companies has ever been a party to a loan arrangement in respect of which interest or any other amount payable thereunder is capable of being treated as a distribution pursuant to the provisions of the Taxes
Consolidation Act, 1997.   [The tax benefit envisaged at the time of borrowing
in respect of any loan under Sections 130-134 of the Taxes Consolidation Act, 1997 will under present legislation remain undiminished until such loan has been repaid.]

112.     Distributions out of Certain Income
         -----------------------------------

         (a) None of the Companies has made a distribution after 28 January 1992 out of:-

         (b) income derived from exempted trading operations under Section 70, Corporation Tax Act 1976;

         (c) export sales relieved income under Section 145 and 146 of the Taxes Consolidation Act, 1997; or

         (d) income from a qualifying patent or a distribution derived from income arising on a qualifying patent under Taxes Consolidation Act, 1997, Section 234.

113.     Dividends from a Non-Resident Subsidiary
         ----------------------------------------

         No reduction or withdrawal of relief has occurred under Section 222(4) of the Taxes Consolidation Act, 1997.

114.     Removal of Taxation Free Status from certain Dividends
         ------------------------------------------------------

         None of the Companies beneficially owns nor has it ever beneficially owned shares to which Section 155 or 489 of the Taxes Consolidation Act, 1997 applies or may have applied.

115.     Surcharge on Investment Income
         ------------------------------

         None of the Companies has had in respect of any accounting period any excess of distributable investment and estate income within the meaning of
Section 434 of the Taxes Consolidation Act, 1997.

COMPLIANCE WITH ADMINISTRATIVE PROCEDURES

116.     Interest on Overdue Taxation
         ----------------------------

         None of the Companies is or has at any time since the Accounts Date been liable to pay interest on overdue Taxation.

117.     Payments made under Deduction of Taxation
         -----------------------------------------

         (a) Each of the Companies has duly complied with the requirements of Section 239 of the Taxes Consolidation Act, 1997 and with the requirements of all other provisions relating to the deduction and withholding of Taxation at source up to the date hereof and all such taxation which has become due, has been paid.

         (b) None of the Companies is liable to any claim in respect of Taxation due under Section 531 of the Taxes Consolidation Act, 1997, arising for payments to certain sub-contractors.

118.     Late Submission of Returns
         --------------------------

         No claims to relief connected with any of the Companies have been or will be restricted by Section 1085 of the Taxes Consolidation Act, 1997.

119.     Appeals
         -------

         There is no appeal by any of the Companies pending against any assessment to Taxation.

120.     Taxation Accounts and Returns
         -----------------------------

         Each of the Companies has for each accounting period up to and including the accounting period ending on the Accounts Date, furnished the relevant tax authority with full and accurate particulars relating to its affairs, and also has properly and within the prescribed periods of time made all returns and given or delivered all notices, accounts and information required for the purpose of Taxation, and all such particulars have been correct in all material respects and on a proper basis and none are disputed by the relevant tax authority concerned, and there are no grounds or circumstances which might cause any such dispute and each of the Companies has made all claims which would be of benefit to it within the time limits laid down in the relevant legislation. Each of the Companies has submitted computations of its taxable profits in respect of all periods up to and including the year ended on the Accounts Date.

121.     Mandatory Reporting Requirements
         --------------------------------

         Each of the Companies has complied in all respects with the reporting requirements of Part 38, Chapter 3 of the Taxes Consolidation Act, 1997.

122.     Self Assessment Returns
         -----------------------

         No penalty or surcharge under Section 1084 of the Taxes Consolidation Act, 1997 has or will become payable.

123.     Intentionally Deleted

AVOIDANCE AND EVASION

124.     Taxation Evasion
         ----------------

         None of the Companies has committed any act nor made any omission which might constitute an offence under Section 1078 of the Taxes
Consolidation Act, 1997 (aiding, abetting, assisting, etc. tax evasion).

125.     Taxation Avoidance
         ------------------

         None of the Companies has entered into or been a party to any scheme or arrangement designed partly or wholly for the purpose of avoiding Taxation. None of the Companies has been involved in any "tax avoidance transaction" within the meaning of Section 811 of the Taxes Consolidation Act, 1997 and no provisions of that section apply to it in respect of any event (whether or not involving any of the Companies) which took place before Completion or in respect of any series of events (whether or not such events or any of them involve any of the Companies) taking place partly before Completion and partly after Completion.

126.     Transactions at Arms Length
         ---------------------------

         None of the Companies has acquired or disposed of any asset or entered into any transaction which was not a bargain at arm's length, [("Relevant Transaction") save for a Relevant Transaction(s) in respect of which all Taxation for which such company was or is liable arising therefrom has been provided for in full, or where due for payment, will have been paid prior to Completion.]

127.     Depreciatory Transactions and Dividend Stripping
         ------------------------------------------------

         No allowable loss which has arisen or which may hereafter arise on the disposal by each of the Companies of shares in or securities of any company is liable to be disallowed in whole or in part by virtue of the application of Section 621 (depreciatory transactions in a group) or Section 622 (dividend stripping) of the Taxes Consolidation Act, 1997, (anti avoidance provisions).

128.     Avoidance of Schedule F Liability
         ---------------------------------

         None of the Companies has entered into or taken any steps, the object of which is a transaction which comes or might come within Section 817 of the Taxes Consolidation Act, 1997.

CAPITAL GAINS TAX

129.     Rollover Relief
         ---------------

         None of the Companies has made any claim under Section 597 of the Taxes Consolidation Act, 1997 as respects the consideration for the disposal of its interest in any assets which are defined in the said Section 597 as "the "old assets" or under Section 605 of the Taxes Consolidation Act, 1997 (compulsory purchase order relief).

130.     Transfers at Undervalue
         -----------------------

         None of the Companies has made any such transfer as is referred to in
Section 589 of the Taxes Consolidation Act, 1997 or received any asset by way of gift as mentioned in Section 978 of the Taxes Consolidation Act, 1997.

131.     Share for Share Exchange
         ------------------------

         None of the Companies has been a party to or involved in any share for share exchange nor any scheme of reconstruction or amalgamation such as are mentioned in Chapter 4 of Part 19 of the Taxes Consolidation Act, 1997 or
Section 615 of the Taxes Consolidation Act, 1997 under which shares or debentures have been issued or any transfer of assets effected.

132.     Receipt of Shares for Transfer of Trade
         ---------------------------------------

         None of the Companies has entered into any of the transactions to which Part 21 of the Taxes Consolidation Act, 1997 applies or holds or has disposed of "new assets" under Section 631 of the Taxes Consolidation Act, 1997.

133.     Disposal by Liquidators or Mortgagees
         -------------------------------------

         None of the Companies has any liability by virtue of the provisions of Section 571 of the Taxes Consolidation Act, 1997.

134.     Remittable Profits made Abroad
         ------------------------------

         None of the Companies has made any claim under Section 1005 of the Taxes Consolidation Act, 1997.

135.     Negligible Value Claim
         ----------------------

         There have been no claims under Section 538(2) of the Taxes Consolidation Act, 1997.

136.     Creation of Capital Gains Tax Act Losses
         ----------------------------------------

         None of the Companies has entered into or taken any steps, the object of which is a transaction which comes within or might come within Section 549 of the Taxes Consolidation Act, 1997.

137.     Deferment of Capital Gains Tax
         ------------------------------

         No tax liability has been deferred by any of the Companies under any provisions of the Part 19 of the Taxes Consolidation Act, 1997 including
Section 563 or 981 of the Taxes Consolidation Act, 1997.

138.     Passing Out of Value
         --------------------

         None of the Companies has been involved in a scheme or arrangement to which the Taxes Consolidation Act, 1997 Section 543 applies.

139.     Group Transactions
         ------------------

         None of the Companies has entered into any transactions to which any of the provisions of Chapter 1 of Part 20 of the Taxes Consolidation Act, 1997.

STAMP DUTY

140.     Mandatory Payment of Stamp Duty
         -------------------------------

         Each of the Companies has duly complied with and has no liability under Section 1 of the Stamp Act, 1891, as substituted by the provisions of
Section 94 of the Finance Act, 1991.

141.     Instruments Properly Stamped
         ----------------------------

         All instruments in the possession of or under the control of each of the Companies which attract stamp duty have been properly stamped.

142.     Reliefs, Exemptions or Reductions
         ---------------------------------

         (a) No relief, exemption or reduction has been obtained by the Companies from companies capital duty or stamp duty under Section 72 of the Finance Act, 1973 (reconstruction or amalgamation) or from stamp duty under
Section 19 of the Finance Act, 1952 (associated company relief) or Section 31 of the Finance Act, 1965 (relief from capital and stamp duty in certain cases) which:-

         (b)     has been forfeited, cancelled or withdrawn; or

         (c)     may be forfeited, cancelled or withdrawn in the future.

143.     Liability to Capital Duty and Stamp Duty
         ----------------------------------------

         All capital duty howsoever arising or payable including but not limited to any such arising or payable on any transaction referred to in
Section 68(1) of the Finance Act, 1973 has been duly and promptly paid by each of the Companies and there is no outstanding liability therefor or interest thereon.

144.     Penalties
         ---------

         None of the Companies has executed an instrument in respect of which fines could be imposed on it pursuant to Section 5 of the Stamp Act, 1891 as substituted by Section 97 of the Finance Act, 1991 (penalties for fraud and for negligence in the preparation of instruments, etc.).

145.     Surcharge
         ---------

         None of the Companies is liable for any penalty imposed by Section 103 of the Finance Act, 1991 (surcharge for undervaluations).

VALUE ADDED TAX

146.     Value Added Tax Compliance
         --------------------------

         (a) Each of the Companies is a registered and taxable person for the purposes of the Value Added Tax Act, 1972 and has complied in all respects with such legislation (including the due payment of any sums due) and all regulations made or notices issued thereunder and has maintained and obtained full complete correct and up to date records, invoices and other documents (as the case may be) including, without prejudice to the generality of the foregoing, monthly control statements, INTRASTAT and VIES returns appropriate or requisite for the purposes thereof.

         (b) None of the Companies is nor has been in arrears with its payments or returns (including where relevant monthly control statements and listings) or notifications under the Value Added Tax Act, 1972 or liable to any abnormal or non-routine payment or any forfeiture or penalty or to the operation of any penal provisions contained therein.

         (c) Each of the Companies has charged and accounted in a timely manner for value added tax at the appropriate rate in respect of all supplies of goods and services affected by the Value Added Tax Act, 1972.

147.     Membership of a Group for Value Added Tax
         -----------------------------------------

         (a)     No arrangement exists or has existed whereby pursuant to
Section 8(8) of the Value Added Tax Act, 1972 and Regulation 5 of the Value Added Tax Regulations 1979 (as amended) regarding membership of a group for value added tax purposes, the business activities of each of the Companies is or was deemed to be carried on by any other person or the business activities of any other person is or was deemed to be carried on by any of the Companies. No notification has been received by any of the Companies from the Revenue Commissioners under Section 8(8) of the Value Added Tax Act, 1972 including especially a notification in the absence of a request from the taxable persons concerned.

148.     Security for Value Added Tax
         ----------------------------

         None of the Companies has been required by appropriate fiscal authorities to give security under the value added tax legislation in Ireland or elsewhere nor do any circumstances exist which may cause any such fiscal authority to seek such security.

149.     Deferment of Value Added Tax for small traders
         ----------------------------------------------

         None of the Companies has availed of the procedure in Section 58 of the Finance Act, 1989 whereby a trader may account and make returns for value added tax purposes other than after each two monthly taxable period.

150.     Waiver of Exemption
         -------------------

         None of the Companies has waived the exemption in respect of any exempted activity under Section 7 of the Value Added Tax Act, 1972.

151.     No Refunds Withheld
         -------------------

         No circumstances exist whereby a refund of Value Added Tax due to any of the Companies has been or may be deferred under the provisions of Section 20 (1A) of the Value Added Tax Act, 1972.

152.     No Appointments as Agent for Non-residents
         ------------------------------------------

         None of the Companies has received notification from the Revenue Commissioners under Section 37 of the Value Added Tax Act, 1972.

153.     No Appointment of Fiscal Representative
         ---------------------------------------

         None of the Companies has appointed a fiscal representative for Value Added Tax purposes in any member state of the European Community and none of the Companies has been appointed as a fiscal representative for a non-resident.

CAPITAL ACQUISITIONS TAX

154.     Liability of Shares
         -------------------

         There is no unsatisfied liability to Capital Acquisitions Tax attached or attributable to the Shares and none of such shares are subject to a charge in favour of the Revenue Commissioners.

155.     Reduction of Value of Shares
         ----------------------------

         None of the Companies has entered into or taken any steps the object of which is a transaction which comes within Section 90 of the Finance Act, 1989 or Section 126 of the Finance Act, 1993.

SPECIAL CATEGORY ACTIVITIES

156.     Intentionally Deleted

157.     Intentionally Deleted

158.     Withdrawal of 10% Relief for certain Activities
         -----------------------------------------------

         The goods produced by the Companies fall within the definition of goods regarded as manufactured contained in Section 443 of the Taxes Consolidation Act, 1997 and the 10% relief has not been withdrawn from any of the Companies.

159.     Restriction of Taxation Incentives on Property Investment
         ---------------------------------------------------------

         None of the Companies has been involved in any property investment scheme in respect of which the tax incentives on property investment are restricted by Section 408 of the Taxes Consolidation Act, 1997.

160.     Intentionally Deleted

161.     Intentionally Deleted

162.     Restrictions on BES Relief
         --------------------------

         None of the Companies nor any of its shareholders is affected by the restrictions on the business expansion scheme relief which are contained in
Part 16 of the Taxes Consolidation Act, 1997. Barnmead Limited has been at all times and is entitled to claim BES relief under Part 16 of the Taxes Consolidation Act, 1997.

163.     Intentionally Deleted

PAYE/SOCIAL WELFARE LEVIES

164.     Deferment of PAYE
         -----------------

         None of the Companies has availed of the Income Tax (Employment) Regulations 1989 (S.I. 58/1989) whereby an employer may make remittances of PAYE deducted from his employees at longer intervals than the normal remittance basis.

MISCELLANEOUS

165.     Involvement in Specific Activities
         ----------------------------------

         (a) None of the Companies has been a party to or otherwise involved in any transaction, scheme or arrangement to which any of the following provisions could apply:-

         (b)     Intentionally Deleted

         (c) Part 28, Chapter 2, Taxes Consolidation Act, 1997 (purchase and sale of shares by financial concerns);

         (d) Part 33, Chapter 1, Taxes Consolidation Act, 1997 (transfer of assets abroad);

         (e) Section 813, Taxes Consolidation Act, 1997 (anti-avoidance provision relating to arrangements concerning loans and giving of credit);

         (f) Section 425, Taxes Consolidation Act, 1997 (Leasing Contracts; effect on claims for losses of company reconstructions);

         (g)     Intentionally Deleted

         (h) Sections 586 and 587 Taxes Consolidation Act, 1997 (company reconstruction and share swap);

         (i) Section 1001 Taxes Consolidation Act, 1997 (fixed charges on book debts);

         (j) Section 930 Taxes Consolidation Act, 1997 (error or mistake claims);

         (k) Section 400 Taxes Consolidation Act, 1997 (Companies reconstruction without transfer of ownership);

         (l) Section 614 Taxes Consolidation Act, 1997 (Corporation Tax attributable to chargeable gains; recovery from shareholder);

         (m) Section 816 Taxes Consolidation Act, 1997 (Taxation of shares issued in lieu of cash dividends);

         (n)     Intentionally Deleted

166.     Compliance with Specific Provisions
         -----------------------------------

         (a) Each of the Companies has complied in all material respects with the provisions of the following Sections and with all regulations which have been made by virtue thereof:-

         (b) Section 1041 of the Taxes Consolidation Act, 1997 (tax on rents payable to non-residents);

         (c) Section 104 Taxes Consolidation Act, 1997 (tax on rents under long leases);

         (d) Section 980 Taxes Consolidation Act, 1997 (disposals of certain assets by non-residents) [other than the transaction herein];

         (e) Chapter 4, Part 8 Taxes Consolidation Act, 1997 (deposit interest retention tax);

         (f)     Intentionally Deleted

                                FIFTH SCHEDULE
                                --------------


                          Property of the Companies
                          -------------------------


                                    Part I
                                    ------

                              Land and Buildings
                              ------------------

The factory at Mullingar, County Westmeath comprising 5.631 acres of thereabouts statute measure less the portion thereof more particularly described in the First Schedule to Deed of Exchange (hereinafter called "the Deed of Exchange") 30th July 1997 Data Packaging Limited to the County Council of the County of Westmeath.

Together also with that part of the lands of Clonmore containing 0.540 acres or thereabouts more particularly described in the Second Schedule to the Deed of Exchange.

                                    Part II
                                            -------

                Particulars of Title and Occupation of Property
                        -----------------------------------------------

Registered on Folio 10273F County Westmeath in the name of Data Packaging Limited, together with the strip of land acquired under the Deed of Exchange which is presently registered on Folio 6285F County Westmeath.

                               Part III/Part IV
                                       ----------------

                                    Tenancies and Lettings
                                    ----------------------

Part of the ground floor of the said factory is subject to a lease in favour of Barnmead Limited. Term 21 years from 4th November 1997, yearly rent IR 5,000 subject to five yearly review dates based on the open market value.

                                    General
                                            -------

A strip of land has been exchanged with Westmeath County Council in exchange for a strip from the County Council's folio so the Land Registry will hopefully effect a small mapping adjustment when finalising registration. Lodging the Exchange was delayed pending the transfer of the property from the Bermudian to the Irish Company. This has now been done, so both deeds will be lodged together.

                                SIXTH SCHEDULE
                                --------------


                                 The Companies
                                 -------------

                       Data Packaging Holdings Limited
                       Data Packaging Limited (Ireland)
                       Data Packaging Limited (Bermuda)
                               Barnmead Limited

Name       Percentage Shareholding
----       -----------------------

Data       Ordinary Shares @  0.10 each     12,642  80.47%  RII Investment
Packaging                                                   Group
Holdings   Ordinary Shares @  0.10 each        712   4.53%  Enterprise Ireland
Limited    Ordinary Shares @  0.10 each      1,178   7.50%  Paul Walsh
           Ordinary Shares @  0.10 each        707   4.50%  Donal Lawlor
           Ordinary Shares @  0.10 each        471   3.00%  Brendan Murtagh
                                         --------- -------
                                            15,710 100.00%  Total
                                         ========= =======
           Redeemable 3% Preference
           Shares @  0.10 each             410,000 100.00%  Total
                                         ========= =======

Data       Ordinary Shares @  0.10 each          1  50.00%  Data Packaging
Packaging                                                   Holdings Limited
Limited    Ordinary Shares @  0.10 each          1  50.00%  Paul Walsh (in
(Ireland)                                                   trust for Data
                                                            Packaging
                                                            Holdings Limited)
                                         --------- -------
                                                 2 100.00%  Total
                                         ========= =======

Data       Common Shares @ $1.00 each       13,242 100.00%  Data Packaging
Packaging                                ========= =======  Holdings Limited
Limited
(Bermuda)

Barnmead   A'Ordinary Shares@ 1.00 each  1,000,000  90.00%  Erin Executor &
Limited                                                     Trustee Co.
                                                            Limited
           B'Ordinary Shares@ 1.00 each    111,011   9.99%  Data Packaging
                                                            Limited (Ireland)
           B'Ordinary Shares@ 1.00 each         25  .0025%  Paul Walsh
           B'Ordinary Shares@ 1.00 each         25  .0025%  Donal Lawlor
           B'Ordinary Shares@ 1.00 each         25  .0025%  Brendan Murtagh
           B'Ordinary Shares@ 1.00 each         25  .0025%  Paschal Claffey
                                         --------- -------
                                         1,111,111 100.00%  Total
                                         ========= =======

                               SEVENTH SCHEDULE
                               ----------------


     Particulars of the Directors and Secretary of each of the Companies
     -------------------------------------------------------------------

                                                               Assistant
                   Directors            Secretary              Secretary
                   ---------            ---------              ---------

Data               Robert Snyder        Donal Lawlor           None
Packaging          Richard Evans
Holdings           Paul Walsh
Limited            Donal Lawlor

Data               Kimball Bradley      Donal Lawlor           None
Packaging          Robert Snyder
Limited            Paul Walsh
(Ireland)          Donal Lawlor

Data               Kimball Bradley      Richard Jenkyn         None
Packaging          Robert Snyder
Limited            Paul Walsh
(Bermuda)          Donal Lawlor

Barnmead Limited   Paul Walsh           Donal Lawlor           None
                   Donal Lawlor
                   Anthony Davis

PRESENT when the common seal of
RII INVESTMENT GROUP
was affixed hereto:-

SIGNED SEALED AND DELIVERED
by PAUL WALSH
in the presence of:

SIGNED SEALED AND DELIVERED
by DONAL LAWLOR
in the presence of:

SIGNED SEALED AND DELIVERED
by BRENDAN MURTAGH
in the presence of:

PRESENT when the common seal of
REUNION INDUSTRIES INC.
was affixed hereto:-

Signed by CIARAN HARRIS
Duly authorised for and on behalf of
TINTARENT LIMITED:

Signed by:
For and on behalf of
ENTERPRISE IRELAND